UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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MEDNAX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2015	Notice of Special Meeting of Shareholders and Proxy Statement

1301 Concord Terrace

Sunrise, Florida 33323-2825

(954) 384-0175

September 18, 2015

Dear MEDNAX Shareholder:

You are cordially invited to attend a Special Shareholders’ Meeting of MEDNAX, Inc. (“MEDNAX”) on Tuesday, November 3, 2015, beginning at 10:00 a.m. (EST) at the Bonaventure Resort & Spa, 250 Racquet Club Road, Weston, Florida 33326.

At the special meeting, we will ask you to vote on the proposed Amended and Restated MEDNAX, Inc. 1996 Non-Qualified Employee Stock Purchase Plan which is being amended and restated to increase the number of shares of our common stock reserved for issuance thereunder. In addition, we will ask you to vote on the creation of the MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan, which is being proposed to enable MEDNAX’s eligible independent contractors to invest in MEDNAX through purchases of MEDNAX common stock at a favorable price through deductions from payments made for independent contractor services. Your Board of Directors unanimously recommends a vote “FOR” the approval of the amendment and restatement of the Amended and Restated MEDNAX, Inc. 1996 Non-Qualified Employee Stock Purchase Plan and “FOR” the creation of the MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan.

Under the rules of the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) on or about September 18, 2015, to MEDNAX’s shareholders of record at the close of business on September 10, 2015. The E-Proxy Notice contains instructions for your use of this process, including how to access our Proxy Statement and Annual Report and how to vote online. In addition, the E-Proxy Notice contains instructions on how you may (i) receive a paper copy of the Proxy Statement and Annual Report or (ii) elect to receive your Proxy Statement and Annual Report over the Internet.

Whether or not you plan to attend in person, it is important that your shares be represented and voted at the special meeting. You may vote your shares over the Internet as described in the E-Proxy Notice. As an alternative, if you received a paper copy of the proxy card by mail, please mark, sign, date and promptly return the card in the self-addressed stamped envelope provided. You may also vote by telephone as described in your proxy card. Voting by telephone, over the Internet or by mailing a proxy card will not limit your right to attend the special meeting and vote your shares in person.

We appreciate your continued support of our company.

Sincerely,

Roger J. Medel, M.D.

Chief Executive Officer

MEDNAX, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 3, 2015

To the Shareholders of MEDNAX, Inc.:

NOTICE IS HEREBY GIVEN that a Special Shareholders’ Meeting of MEDNAX, Inc., a Florida corporation (“MEDNAX”), will be held at 10:00 a.m., EST, on Tuesday November 3, 2015, at Bonaventure Resort & Spa, 250 Racquet Club Road, Weston, Florida 33326, for the following purposes, as more fully described in our Proxy Statement:

•

to approve the proposed Amended and Restated MEDNAX, Inc. 1996 Non-Qualified Employee Stock Purchase Plan, which is being amended and restated to increase the number of shares of our common stock reserved for issuance thereunder;

•

to approve the creation of the MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan, which is being proposed to enable MEDNAX’s eligible independent contractors to invest in MEDNAX through purchases of MEDNAX common stock at a favorable price through deductions from payments made for independent contractor services; and

•	to consider and act upon such other business as may properly come before the special meeting.

The Board of Directors of MEDNAX has fixed the close of business on September 10, 2015 as the record date for determining those shareholders entitled to notice of, to attend and to vote at the special meeting and any postponement or adjournment thereof.

Whether or not you plan to attend, please vote your shares over the Internet, as described in the Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”). As an alternative, if you received a paper copy of the proxy card by mail, please mark, sign, date and promptly return the proxy card in the self-addressed stamped envelope provided. You may also vote by telephone as described in your proxy card. Shareholders who vote over the Internet, following the instructions provided in the E-Proxy Notice, who return proxy cards by mail or vote by telephone prior to the special meeting may nevertheless attend the special meeting, revoke their proxies and vote their shares in person.

By Order of the Board of Directors,

Dominic J. Andreano

Senior Vice President,

General Counsel and Secretary

Sunrise, Florida

September 18, 2015

(i)

(ii)

MEDNAX, INC.

1301 Concord Terrace

Sunrise, Florida 33323-2825

PROXY STATEMENT

We are furnishing this Proxy Statement and related materials to MEDNAX’s shareholders as part of the solicitation of proxies by MEDNAX’s Board of Directors for use at MEDNAX’s Special Shareholders’ Meeting and at any postponement or adjournment of the special meeting. As used in this Proxy Statement, unless the context otherwise requires, the terms “MEDNAX,” “we,” “us,” “our” and the “Company” refer to the parent company, MEDNAX, Inc., a Florida corporation, and the consolidated subsidiaries through which its businesses are actually conducted, together with MEDNAX’s affiliated business corporations or professional associations, professional corporations, limited liability companies and partnerships (“Affiliated Professional Entities”). All share and per share data set forth herein give effect to the two-for-one splits of our common stock that became effective on April 13, 2006 and December 19, 2013.

On December 31, 2008, Pediatrix Medical Group, Inc., a Florida corporation (“Pediatrix”), and MEDNAX completed a holding company formation transaction that established MEDNAX as the parent company of Pediatrix, now known as MEDNAX Services, Inc. Throughout this Proxy Statement, when we refer to MEDNAX or to the Company in reference to activities that occurred prior to the reorganization on December 31, 2008, we are referring to Pediatrix, and when we refer to the Company in reference to activities occurring after the reorganization, we are referring to MEDNAX, except to the extent the context otherwise indicates.

Under the rules and regulations of the Securities and Exchange Commission, we are furnishing our proxy materials to our shareholders over the Internet and providing a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) by mail instead of mailing a printed copy of our proxy materials, which include our Proxy Statement and Annual Report, to all MEDNAX shareholders. The E-Proxy Notice will instruct you on how you may access and review all of the important information contained in the proxy materials. The E-Proxy Notice also instructs you how you may submit your proxy via the Internet. You will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the E-Proxy Notice.

We are mailing the E-Proxy Notice on or about September 18, 2015, to MEDNAX’s shareholders of record at the close of business on September 10, 2015.

QUESTIONS AND ANSWERS ABOUT OUR SPECIAL MEETING

What Is the Date, Time and Place of the Special Meeting?

MEDNAX’s Special Shareholders’ Meeting will be held on Tuesday, November 3, 2015, beginning at 10:00 a.m. (EST) at Bonaventure Resort & Spa, 250 Racquet Club Road, Weston, Florida 33326.

What Is the Purpose of the Special Meeting?

At the special meeting, MEDNAX’s shareholders will be asked to:

•

to approve the proposed Amended and Restated MEDNAX, Inc. 1996 Non-Qualified Employee Stock Purchase Plan, which is being amended and restated, to increase the number of shares of our common stock reserved for issuance thereunder;

•

to approve the creation of the MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan, which is being proposed to enable MEDNAX’s eligible independent contractors to invest in MEDNAX through purchases of MEDNAX common stock at a favorable price through deductions from payments made for independent contractor services; and

•	to consider and act upon such other business as may properly come before the special meeting.

Who Is Entitled to Vote at the Special Meeting?

Only holders of record of our common stock at the close of business on September 10, 2015, the record date for the meeting, are entitled to notice of, to attend and to vote at the special meeting, or any postponements or adjournments of the meeting. At the close of business on the record date, 93,859,240 shares of our common stock were issued and outstanding and were held by approximately 314 holders of record.

What Are the Voting Rights of MEDNAX’s Shareholders?

MEDNAX’s shareholders have one vote per share of MEDNAX common stock owned on the record date for each matter properly presented at the special meeting. For example, if you owned 100 shares of our common stock at the close of business on September 10, 2015, you can cast 100 votes for each matter properly presented at the special meeting.

What Constitutes a Quorum?

A quorum will be present at the meeting if holders of a majority of the issued and outstanding shares of our common stock on the record date are represented at the meeting in person or by proxy. If a quorum is not present at the meeting, MEDNAX expects to postpone or adjourn the meeting to solicit additional proxies. Abstentions, including broker non-votes (as described below), will be counted as shares present and entitled to vote for the purposes of determining the presence or absence of a quorum.

What Are “Broker Non-Votes”?

“Broker non-votes” occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the shareholder and the firm does not have the authority to vote the shares at its discretion. Under the rules of the New York Stock Exchange, brokerage firms may have the authority to vote their customers’ shares on certain routine matters for which they do not receive voting instructions. The approval of the Amended and Restated MEDNAX, Inc. 1996 Non-Qualified Employee Stock Purchase Plan and the creation of the MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan are considered “non-routine” matters under the New York Stock Exchange rules. In addition, other matters may properly be brought before the meeting that may be considered “non-routine” under the applicable New York Stock Exchange rules. Shares held by a brokerage firm will not be voted on such non-routine matters by a brokerage firm unless it has received voting instructions from the shareholder and, accordingly, any such shares will be “broker non-votes.”

How Are Abstentions and Broker Non-Votes Treated?

Abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. Broker non-votes will not be counted as votes cast either in favor of or against the proposed amendment and restatement of the Amended and Restated MEDNAX, Inc. 1996 Non-Qualified Employee Stock Purchase Plan, and the proposed creation of the MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan. Abstentions will have the same effect as votes against the proposals.

Will My Shares Be Voted if I Do Not Provide My Proxy?

If your shares are held in the name of a brokerage firm, they will not be voted by the brokerage firm except as described above if you do not give the brokerage firm specific voting instructions. If you are a registered shareholder and hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or fill out a written ballot in person at the meeting.

How Do I Vote?

You can vote in any of the following ways:

To vote via the Internet:

•	Follow the instructions on your proxy card and E-Proxy Notice; and

•	Vote your shares as instructed on your proxy card and E-Proxy Notice.

To vote by telephone if you are a registered shareholder who received a paper proxy card:

•	Dial 1-800-690-6903 from any touch-tone telephone at any time up until 11:59 p.m. EDT on November 2, 2015; and

•	Have your proxy card in hand and follow the instructions given to you on the line.

To vote by mail if you are a registered shareholder who received a paper proxy card:

•	Mark, sign and date your proxy card; and

•	Return it in the envelope provided.

To vote if you hold your shares in “street name,” follow the instructions of your bank or broker or vote in person as described below.

To vote in person if you hold your shares in “street name”:

•	Attend our special meeting;

•	Bring valid photo identification; and

•	Obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.

To vote in person if you are a registered shareholder:

•	Attend our special meeting;

•	Bring valid photo identification; and

•	Deliver your completed proxy card or ballot in person.

What Vote Is Required for the Proposals?

Assuming that a quorum is present, approval of the proposed amendment and restatement of the Amended and Restated MEDNAX, Inc. 1996 Non-Qualified Employee Stock Purchase Plan, and the proposed creation of the MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan each requires the affirmative vote of a majority of the votes cast on such proposal at the special meeting. In addition, under the New York Stock Exchange’s interpretations of its stockholder approval policies, abstentions will have the same effect as votes against the proposal and broker non-votes are considered shares entitled to vote but as to which votes were not cast.

How Does the Board of Directors Recommend I Vote on the Proposals?

The Board of Directors recommends that you vote:

•	“FOR” the approval of the Amended and Restated MEDNAX, Inc. 1996 Non-Qualified Employee Stock Purchase Plan; and

•	“FOR” the creation of the MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan.

How Will My Proxy Holders Vote?

The enclosed proxy designates Roger J. Medel, M.D., our Chief Executive Officer, Dominic J. Andreano, our Senior Vice President, General Counsel and Secretary, and Vivian Lopez-Blanco, our Chief Financial Officer

and Treasurer, each with full power of substitution, to hold your proxy and vote your shares. Dr. Medel, Mr. Andreano and Ms. Lopez-Blanco will vote all shares of our common stock represented by proxies properly submitted via telephone or the Internet or properly executed proxies received in time for the special meeting in the manner specified by the holders of those shares. Dr. Medel, Mr. Andreano and Ms. Lopez-Blanco intend to vote all shares of our common stock represented by proxies properly submitted via telephone, or the Internet, or that are properly executed by the record holder but otherwise do not contain voting instructions, as follows:

•	“FOR” the approval of the Amended and Restated MEDNAX, Inc. 1996 Non-Qualified Employee Stock Purchase Plan;

•	“FOR” the creation of the MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan; and

•	in accordance with the recommendation of MEDNAX’s Board of Directors, “FOR” or “AGAINST” all other matters as may properly come before the special meeting.

Can I Change My Vote After I Have Voted?

Voting by telephone, over the Internet or by mailing a proxy card does not preclude a shareholder from voting in person at the meeting. A shareholder may revoke a proxy, whether submitted via telephone, the Internet or mailed, at any time prior to its exercise by filing with MEDNAX’s Secretary a duly executed revocation of proxy, by properly submitting, either by telephone, mail or Internet, a proxy to MEDNAX’s Secretary bearing a later date or by appearing at the meeting and voting in person. Attendance at the meeting will not itself constitute revocation of a proxy.

Who Pays for the Preparation of the Proxy Statement?

MEDNAX will bear the cost of the solicitation of proxies from its shareholders, including preparing, printing and mailing this Proxy Statement, should you request a printed copy of the proxy materials, and the E-Proxy Notice. In addition to solicitations by mail, MEDNAX’s Directors, officers and employees, and those of its subsidiaries and affiliates, may solicit proxies from shareholders by telephone or other electronic means or in person but will receive no additional compensation for soliciting such proxies. MEDNAX will cause banks and brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of our common stock held of record by such banks, brokerage firms, custodians, nominees and fiduciaries. MEDNAX will reimburse such banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so.

PROPOSAL 1: APPROVAL OF PROPOSED AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED MEDNAX, INC. 1996 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

Background

Our current Amended and Restated 1996 Non-Qualified Employee Stock Purchase Plan covers all employees of MEDNAX, its subsidiaries and its Affiliated Professional Entities who satisfy its eligibility requirements and currently provides for the issuance of up to 5,000,000 shares of our common stock. Because only approximately 150,000 shares remain available for issuance as of the date of this proxy statement, including approximately 60,000 shares that we anticipate issuing during the fourth quarter of this year, our Board of Directors has approved the proposed Amended and Restated 1996 Non-Qualified Employee Stock Purchase Plan to increase the maximum number of shares of our common stock issuable under the plan after the Effective Date (as defined below) to 2,500,000 shares, less the number of shares of our common stock purchased under the 2015 Non-Qualified Stock Purchase Plan. The proposed Amended and Restated 1996 Non-Qualified Employee Stock Purchase Plan would become effective on the date that it is approved by our shareholders (the “Effective Date”).

Description of the Proposed Amended and Restated MEDNAX, Inc. 1996 Non-Qualified Employee Stock Purchase Plan

The following is a summary of certain principal features of the proposed Amended and Restated MEDNAX, Inc. 1996 Non-Qualified Employee Stock Purchase Plan. This summary is qualified in its entirety by reference to the complete text of the proposed Amended and Restated MEDNAX, Inc. 1996 Non-Qualified Employee Stock Purchase Plan. Shareholders are urged to read the actual text of the proposed Amended and Restated MEDNAX, Inc. 1996 Non-Qualified Employee Stock Purchase Plan, in its entirety, which is set forth as Exhibit A to this proxy statement.

Purpose: The purpose of the proposed Amended and Restated MEDNAX, Inc. 1996 Non-Qualified Employee Stock Purchase Plan is to encourage stock ownership in MEDNAX by employees of MEDNAX, its subsidiaries and its Affiliated Professional Entities, thereby enhancing employee interest in the continued success and progress of MEDNAX. The proposed Amended and Restated MEDNAX, Inc. 1996 Non-Qualified Employee Stock Purchase Plan will increase the number of shares of MEDNAX common stock issuable under the plan and available for purchase by eligible participants at a favorable price through payroll deductions of the participants.

Administration: The proposed Amended and Restated MEDNAX, Inc. 1996 Non-Qualified Employee Stock Purchase Plan will be administered by the Compensation Committee of MEDNAX’s Board of Directors. The Compensation Committee will have the authority to delegate the day-to-day administration of the Amended and Restated MEDNAX, Inc. 1996 Non-Qualified Employee Stock Purchase Plan.

Maximum Number of Shares Issuable: A maximum of 5,000,000 shares are issuable under the Amended and Restated MEDNAX, Inc. 1996 Non-Qualified Employee Stock Purchase Plan, as amended, of which all but approximately 150,000 shares have been issued. Upon its approval by shareholders, a maximum of 2,500,000 shares, less the number of shares purchased under the 2015 Non-Qualified Stock Purchase Plan, will be issuable under the Amended and Restated MEDNAX, Inc. 1996 Non-Qualified Employee Stock Purchase Plan. For the avoidance of doubt, under the Amended and Restated MEDNAX, Inc. 1996 Non-Qualified Employee Stock Purchase Plan and 2015 Non-Qualified Stock Purchase Plan combined, a maximum of 2,500,000 shares will be issuable.

Eligible Participants: The Amended and Restated MEDNAX, Inc. 1996 Non-Qualified Employee Stock Purchase Plan will be available to all employees of MEDNAX, its subsidiaries and the Affiliated Professional Entities who were (a) employees on the first business day of that purchase period and (b) regularly scheduled to work more than 20 hours per week and whose customary employment was more than five months per calendar year, determined as of the first day of the calendar month that is two months prior to the first business day of that purchase period. No participant will be eligible to participate in a purchase period if, immediately after the first business day of that purchase period, such participant would own MEDNAX common stock and/or hold options to purchase MEDNAX common stock possessing 5% or more of the total combined voting power or value of all classes of MEDNAX stock.

Purchase Periods: Each calendar year, referred to as an offering period, includes four purchase periods. The purchase periods for the proposed Amended and Restated 1996 Non-Qualified Employee Stock Purchase Plan will be each of the three-month periods ending on the first day of April, July, October and January, respectively, or if any such date is not a business day, the next succeeding business day on which it is administratively possible to effect the purchase. Before each purchase period, the eligible participant must elect to have compensation withheld during the purchase period of either a whole percentage of his or her compensation (not less than 1%) or a specific dollar amount (not less than $25 and not more than $15,000, per pay period). The percentage or amount designated may not be increased or decreased during a purchase period, but a participant can discontinue payroll deductions for the remainder of a purchase period and withdraw his or her funds entirely. Once an employee enrolls, participation in subsequent offering periods on the same basis will automatically continue, unless the employee elects to change deduction amounts, withdraw, or becomes ineligible.

Investing in the Proposed Amended and Restated 1996 MEDNAX, Inc. Non-Qualified Employee Stock Purchase Plan: Based on the amount of salary withheld, shares will be purchased, on the open market or from MEDNAX, for the account of each participant on each of the first day of April, July, October and January, or if any such date is not a business day, on the next succeeding business day on which it is administratively possible to effect the purchase; provided, however, that unless a registration statement on Form S-8 with respect to the shares of MEDNAX common stock to be issued and sold under the proposed Amended and Restated MEDNAX, Inc. 1996 Non-Qualified Employee Stock Purchase Plan contains current information in accordance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, as determined by MEDNAX’s General Counsel (a “Current ESPP S-8”), no purchase will be made on that date. In the event that shares of MEDNAX common stock are not purchased under the proposed Amended and Restated MEDNAX, Inc. 1996 Non-Qualified Employee Stock Purchase Plan because a Current ESPP S-8 is not available, MEDNAX will permit participants to elect any of the following: (i) to cease to have any additional payroll deductions made until such time as a Current ESPP S-8 is available, but to have any payroll deductions that are not used carried over to the next purchase period and used to purchase shares of MEDNAX common stock on the fifth business day immediately following the date on which a Current ESPP S-8 is first available; (ii) to withdraw all payroll deductions and cease future payroll deductions until such time as a Current ESPP S-8 is available; or (iii) to continue to have payroll deductions taken and to have payroll deductions that are not used carried over to the next purchase period and used to purchase shares of MEDNAX common stock on the fifth business day immediately following the date on which a Current ESPP S-8 is first available. The number of shares of MEDNAX common stock to be purchased for each participant will result from dividing the total amount to be withheld, by the purchase price described below.

Purchase Price: The purchase price to be paid by the participants will be 85% of the closing price for a share of MEDNAX common stock as published in the New York Stock Exchange listing on the purchase date (the “Fair Market Value”), and in the event that such closing price is not published, the Fair Market Value will be the amount determined by the Compensation Committee. Any commission charges relating to the purchase of MEDNAX common stock under the proposed Amended and Restated MEDNAX, Inc. 1996 Non-Qualified Employee Stock Purchase Plan will be paid by MEDNAX.

Limitation on Purchases: The Fair Market Value of common stock that a participant may purchase under the proposed Amended and Restated MEDNAX, Inc. 1996 Non-Qualified Employee Stock Purchase Plan may not exceed $15,000 for any one pay period and $25,000 for any one calendar year.

Limitation on Sales: Except as otherwise permitted in writing by the Compensation Committee of MEDNAX’s Board of Directors, in its sole and absolute discretion (which need not be uniformly applied for all participants), shares of MEDNAX common stock purchased by a participant under the proposed Amended and Restated MEDNAX, Inc. 1996 Non-Qualified Employee Stock Purchase Plan in any purchase period that begins on or after January 1, 2009, may not be sold until the sooner of 6 months after the purchase date or the date of the participant’s death. Restrictions may also apply to the resale of shares of MEDNAX common stock by certain officers, and those having similar responsibilities, who are subject to the insider reporting and short-swing profit rules of the Securities and Exchange Commission.

Other Information: The specific future benefits or amounts to be received by officers and employees of MEDNAX, its subsidiaries and the Affiliated Professional Entities under the proposed Amended and Restated MEDNAX, Inc. 1996 Non-Qualified Employee Stock Purchase Plan are not determinable.

MEDNAX’s Board of Directors Unanimously Recommends a Vote “For” the Approval of the Proposed Amended and Restated MEDNAX, Inc. 1996 Non-Qualified Employee Stock Purchase Plan.

PROPOSAL 2: APPROVAL OF THE MEDNAX, INC. 2015 NON-QUALIFIED STOCK PURCHASE PLAN

Background

On September 14, 2015, our Board of Directors adopted the MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan. Shareholders are being asked to approve the proposed MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan. The effective date of the MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan will be January 1, 2016, assuming that the MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan is approved by our shareholders at the special meeting.

Description of the Proposed MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan

The following is a summary of certain principal features of the proposed MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan. This summary is qualified in its entirety by reference to the complete text of the proposed MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan. Shareholders are urged to read the actual text of the proposed MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan, in its entirety, which is set forth as Exhibit B to this proxy statement.

Purpose: The purpose of the proposed MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan is to encourage stock ownership in MEDNAX by eligible non-employee service providers of MEDNAX, its subsidiaries and the Affiliated Professional Entities, thereby enhancing non-employee service provider interest in the continued success and progress of MEDNAX.

Administration: The proposed MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan will be administered by the Compensation Committee of MEDNAX’s Board of Directors. The Compensation Committee will have the authority to delegate the day-to-day administration of the MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan.

Maximum Number of Shares Issuable: A maximum of 2,500,000 shares, less the number of shares purchased under the Amended and Restated 1996 Non-Qualified Employee Stock Purchase Plan after the Effective Date are issuable under the MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan. For the avoidance of doubt, under the Amended and Restated MEDNAX, Inc. 1996 Non-Qualified Employee Stock Purchase Plan and 2015 Non-Qualified Stock Purchase Plan combined, a maximum of 2,500,000 shares will be issuable. No shares have been issued under the MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan.

Eligible Participants: Subject to such other eligibility criteria as the Compensation Committee may set in the future, the MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan will be available to any natural person who is not an employee of MEDNAX, its subsidiaries or Affiliated Professional Entities and who provides services to MEDNAX, its subsidiaries or an Affiliated Professional Entity either (i) directly as an independent contractor or (ii) on behalf of an entity that is wholly-owned by such natural person and which entity has entered into a contract with MEDNAX, its subsidiaries or an Affiliated Professional Entity to provide such services, provided that in either such case (i) or (ii) above, such natural person (A) renders bona fide services that are not in connection with the offer and sale of securities in a capital-raising transaction, (B) does not directly or indirectly promote or maintain a market for MEDNAX’s securities and (C) otherwise qualifies under the applicable rules of the SEC for registration of securities on a Form S-8 registration statement, and whose participation is approved by the Compensation Committee or officers of MEDNAX to whom such authority is delegated. Notwithstanding the foregoing, no participant will be eligible to participate in a purchase period if, immediately after the first business day of that purchase period, such participant would own MEDNAX common stock and/or hold options to purchase MEDNAX common stock possessing 5% or more of the total combined voting power or value of all classes of MEDNAX stock.

Purchase Periods: Each calendar year, referred to as an offering period, includes four purchase periods. The purchase periods for the proposed 2015 Non-Qualified Stock Purchase Plan will be each of the three-month periods ending on the first day of April, July, October and January, respectively, or if any such date is not a business day, the next succeeding business day on which it is administratively possible to effect the purchase.

Before each purchase period, the eligible participant must elect to have compensation withheld during the purchase period of either a whole percentage of his or her compensation (not less than 1%) or a specific dollar amount (not less than $25 and not more than $15,000, per pay period). The percentage or amount designated may not be increased or decreased during a purchase period, but a participant can discontinue compensation deductions for the remainder of a purchase period and withdraw his or her funds entirely. Once an employee enrolls, participation in subsequent offering periods on the same basis will automatically continue, unless the employee elects to change deduction amounts, withdraw, or becomes ineligible.

Investing in the MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan: Based on the amount of compensation withheld, shares will be purchased, on the open market or from MEDNAX, for the account of each participant on each of the first day of April, July, October and January, or if any such date is not a business day, on the next succeeding business day on which it is administratively possible to effect the purchase; provided, however, that unless a registration statement on Form S-8 with respect to the shares of MEDNAX common stock to be issued and sold under the proposed MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan, contains current information in accordance with the Securities Act, and the rules and regulations thereunder, as determined by MEDNAX’s General Counsel (a “Current SPP S-8”), no purchase will be made on that date. In the event that shares of MEDNAX common stock are not purchased under the proposed MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan because a Current SPP S-8 is not available, MEDNAX will permit participants to elect any of the following: (i) to cease to have any additional compensation deductions made until such time as a Current SPP S-8 is available, but to have any compensation deductions that are not used carried over to the next purchase period and used to purchase shares of MEDNAX common stock on the fifth business day immediately following the date on which a Current SPP S-8 is first available; (ii) to withdraw all compensation deductions and cease future compensation deductions until such time as a Current SPP S-8 is available; or (iii) to continue to have compensation deductions taken and to have compensation deductions that are not used carried over to the next purchase period and used to purchase shares of MEDNAX common stock on the fifth business day immediately following the date on which a Current SPP S-8 is first available. The number of shares of MEDNAX common stock to be purchased for each participant will result from dividing the total amount to be withheld, by the purchase price described below.

Purchase Price: The purchase price to be paid by the participants will be 90% of the closing price for a share of MEDNAX common stock as published in the New York Stock Exchange listing on the purchase date (the “Fair Market Value”), and in the event that such closing price is not published, the Fair Market Value will be the amount determined by the Compensation Committee. Any commission charges relating to the purchase of MEDNAX common stock under the proposed MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan will be paid by MEDNAX.

Limitation on Purchases: The Fair Market Value of common stock that a participant may purchase under the proposed MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan may not exceed $15,000 for any one compensation period and $25,000 for any one calendar year.

Limitation on Sales: Except as otherwise permitted in writing by the Compensation Committee of MEDNAX’s Board of Directors, in its sole and absolute discretion (which need not be uniformly applied for all participants), shares of MEDNAX common stock purchased by a participant under the proposed MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan in any purchase period may not be sold until the sooner of 6 months after the purchase date or the date of the participant’s death. Restrictions may also apply to the resale of shares of MEDNAX common stock by certain officers, and those having similar responsibilities, who are subject to the insider reporting and short-swing profit rules of the Securities and Exchange Commission.

Other Information: The specific future benefits or amounts to be received by eligible non-employee service providers of MEDNAX, its subsidiaries and the Affiliated Professional Entities under the proposed MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan are not determinable.

MEDNAX’s Board of Directors Unanimously Recommends a Vote “For” the Approval of the Proposed MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan.

EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

SECTION I: A MESSAGE TO OUR SHAREHOLDERS

Dear MEDNAX Shareholders,

The principal responsibility of the Compensation Committee of the Board of Directors (“the Compensation Committee”) is to ensure that we have an executive compensation program in place that attracts and retains the best executive workforce in our industry. We believe that having the highest-quality, most-experienced leadership team in place is critical to our mission: “Take great care of the patient.”® We also recognize that in order to best serve our patients and shareholders, we must also fulfill our responsibility to “Take great care of the business.” We continually evaluate our executive compensation program to ensure that we accomplish our mission while delivering value to our shareholders. The healthcare and economic landscapes have changed significantly in recent years, and we anticipate more changes to come. We are extremely fortunate to have one of the longest-serving leadership teams in our industry navigating MEDNAX through these changes. For more than a decade, Dr. Medel and his team have delivered consistent financial results during highly-uncertain times. Over this time, we believe that our executive compensation program has played a critical role in incentivizing this team not only to stay at MEDNAX, but to commit to operating in a way that creates long-term shareholder value.

In our Proxy Statement last year, we introduced our plans to make significant changes to our equity program, including the introduction of performance shares, in response to feedback from our shareholders. In the CD&A section of this Proxy Statement, you will see that we implemented those plans during 2014 and redesigned our equity program in a way that we feel better links pay with our performance, while continuing to be effective at attracting and retaining top executive talent. You will also find information in the CD&A section of this Proxy Statement on how our Named Executive Officers (“NEOs”) performed under the equity program implemented in 2014. We were unable to disclose this information in our annual meeting Proxy Statement earlier this year because the performance period had not yet lapsed.

Beginning on the next page of this Proxy Statement, we present specific information about the compensation paid to our Chief Executive Officer (“CEO”) and other NEOs for 2014. We have provided information regarding how our executive compensation program works and the decisions made about pay, as well as how those decisions were made. Making sure you understand the rationale for our decisions is a top priority, as ongoing support for the executive compensation program is critical to our overall success.

Finally, we want to thank you for making MEDNAX part of your investment portfolio. You can be confident in our commitment to deliver exceptional performance that drives shareholder value over the long-term and quality care for the patients that depend on MEDNAX.

Sincerely,

Manuel Kadre

Compensation Committee Chairman

Lead Independent Director

Compensation Committee Report

The Compensation Committee determines the compensation for our CEO and other NEOs and oversees the administration of our executive compensation program. The Compensation Committee is composed entirely of independent Directors and is advised as necessary by independent consultants and legal counsel. Our CEO provides advice and recommendations to the Compensation Committee with respect to the compensation of other senior executive officers. Under the rules of the Securities and Exchange Commission, our NEOs for 2014 are:

•	Roger J. Medel, M.D., Chief Executive Officer

•	Vivian Lopez-Blanco, Chief Financial Officer and Treasurer

•	Joseph M. Calabro, President and Chief Operating Officer

•	Karl B. Wagner, President, Eastern Division

•	Michael D. Stanley, M.D., President, Clinical Services Division

In fulfilling our role, we met and held discussions with the Company’s management and reviewed and discussed this CD&A. Based on our review and such discussions, we recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

Manuel Kadre

Waldemar A. Carlo, M.D.

Michael B. Fernandez

This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of MEDNAX’s filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such report by reference.

SECTION II: EXECUTIVE SUMMARY

2014 Business Highlights

Stability and building long-term value are at the core of everything we do. Our unique healthcare model has been in place for over 30 years, allowing us to focus on what is most important in our industry — taking great care of our patients and improving patient outcomes. In 2014, we continued to position ourselves for the future of healthcare by concentrating on our long-term growth strategy. We remained disciplined in our spending, highly-selective in our acquisitions and resilient in the face of the changing healthcare landscape. Key financial results for the last three fiscal years are highlighted below:

Our proven track record is also validated by the sustained growth of our diluted earnings per share and annual cash flow from operations over the last 10 years and correspondingly strong positive annualized total shareholder returns, and stock prices, which we know are meaningful measures of performance for our shareholders:

Note: All share and per share amounts for all periods presented and discussed in this proxy statement reflect the effect of two-for-one stock splits effected in 2006 and 2013.

Response to Say-on-Pay Vote and Shareholder Outreach

Each year, we provide our shareholders with the opportunity to approve, or vote against, the compensation of our NEOs (“say-on-pay”). We are committed to ensuring that our investors fully understand our executive compensation program, including how it aligns the interests of our executives with our shareholders and how it rewards the achievement of our strategic objectives. To this end, we make efforts to engage in discussions with our shareholders in order to obtain a deeper understanding of our investors’ views regarding our compensation program.

In 2014, we contacted our 20 largest investors, representing the holders of more than 61% of our outstanding shares. We then met by phone with the investors who expressed interest in meeting with us, representing the holders of more than 47% of our outstanding shares. These meetings were led by our Compensation Committee Chairman and our Chief Financial Officer. Our 2014 outreach effort was a follow up to our more extensive outreach undertaken in 2013, and was designed to provide our shareholders with information on how we responded to the feedback that we received in 2013.

During the 2013 outreach meetings, shareholders provided feedback on a variety of topics. Shareholders consistently noted that they were very pleased with MEDNAX’s financial performance, as well as the leadership of our Chief Executive Officer and other Company management. Perspectives on our executive compensation program varied across the discussions; however, the most common theme was the link between pay for performance, specifically with regard to our annual equity-based awards. Additionally, shareholders expressed interest in our adoption of certain corporate governance policies that enhance the overall executive compensation program. Shareholders appreciated the opportunity to engage in these discussions and the Company’s willingness to consider their input in designing the Company’s executive compensation program in the future.

In response to this feedback, we made significant changes to our executive compensation program in 2014, including changes to our equity award program and the adoption of certain corporate governance policies. These changes are described in detail in this CD&A. We are pleased that at our 2015 annual meeting of shareholders, the compensation of our NEOs was approved by more than 90% of shares that voted on the matter.

Changes to the Executive Compensation Program

The following outlines how we responded to what we heard:

2014 Equity-Based Awards:

For 2014, equity-based awards were granted using a combination of performance shares (50%) and time-based restricted stock (50%). The performance shares were measured based on the achievement of two rigorous financial targets, which were specific levels of pre-defined revenue and income from operations goals. The performance measurement period is annual, with any shares earned during the initial measurement period

Measuring Pay-for-Performance at MEDNAX

In the healthcare services industry, company stock prices at any point in time can be significantly affected by changes (actual or anticipated) in the regulatory environment. Additionally, regulatory changes affect different healthcare companies in varying ways. For MEDNAX specifically, factors such as timing, size and type of acquisitions, effects of reimbursement-related factors such as Medicaid parity or payor mix shifts are often unpredictable.

For these reasons, we do not use relative total shareholder return as a key performance metric in our program. Instead, our performance goals are focused on internal key financial metrics that drive long-term value creation, such as revenue and profitability. Our past financial performance demonstrates, and we fully expect, that meeting these metrics will over time translate into increased shareholder value. For equity-based awards, our share price ultimately should reflect whether we have executed this strategy successfully and the three-year vesting schedule for equity grants ensures our officers maintain a long-term perspective. A look at our historical stock prices over the last 10 years shows a growth rate of 313%, from a stock price of $16.01 on December 31, 2004, to $66.11 on December 31, 2014, after giving effect to stock splits during this period. This growth demonstrates that the achievement of the performance goals set over this period resulted in creation of long-term value for shareholders.

For many of these same reasons, we do not incorporate financial goals over a multi-year period (such as cumulative earnings over three years) into our officer compensation program. Our long-term strategy emphasizes continued growth through a disciplined approach in acquiring established physician practices in our specialties, and any multi-year goals would necessarily need to reflect assumptions and projections about both the level and type of acquisitions made during the measurement period.

The Compensation Committee believes that this approach is in the best interests of all of MEDNAX’s constituents. Of course, we will continue to refine our approach as the healthcare landscape continues to evolve.

vesting over the first three anniversaries of the grant date. The shares earned can vary from 0% to 150% of target (0% if the threshold performance goal is not achieved) based on how results compare to goals over the annual performance period with any above target awards earned only in the case of significant growth. The time-based restricted stock will vest over the first three anniversaries of the grant date and have a performance-based goal to ensure that the grants qualify as “performance-based compensation” under §162(m) of the Internal Revenue Code.

•	Corporate Governance Policies. We also adopted the following new policies in 2014 to enhance the alignment of our program features with best-practices and investor expectations:

•

Clawback Policy: This policy permits the Company to seek to recover certain amounts of incentive compensation, including both cash and equity, awarded to any executive officer (as defined in the Securities Exchange Act of 1934 (the “Exchange Act”)) on or after January 1, 2014 if payment of such compensation was based on the achievement of financial results that were subsequently the subject of a restatement of our financial statements due to misconduct, and if the executive officer engaged in improper conduct that materially contributed to the need for restatement, and a lower amount of incentive compensation would have been earned based on the restated financial results.

•

Stock Ownership and Retention Policy: NEOs are required to hold a prescribed level of MEDNAX common stock, further linking their interests with those of our shareholders. In addition, 50% of net after-tax vested shares must be retained until a NEO meets the stock ownership requirement. All members of our Board of Directors are also required to hold a prescribed level of MEDNAX common stock.

•

Anti-Hedging and Anti-Pledging Policy: All MEDNAX directors, management, financial and other insiders are prohibited from engaging in transactions in securities of MEDNAX or derivatives of MEDNAX securities that might be considered hedging, such as selling short or buying or selling options. In addition, it is against the policy for such persons to hold securities in margin accounts or pledge MEDNAX securities as collateral for a loan, unless such person clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

CEO Pay At-A-Glance

The significant majority (approximately 89%) of our CEO pay is variable and linked to financial performance that is focused on long-term growth objectives and aligned with our stock performance. The chart shows the elements of actual CEO total direct compensation awarded to Dr. Medel over the last three years and demonstrates that Dr. Medel’s total direct compensation (base salary, annual bonus and equity-based awards) has remained relatively consistent over the last three years. For more information on the restricted stock awards and performance share awards for 2014, please see the section below entitled 2014 Equity-Based Awards.

Dr. Medel’s current target bonus opportunity of 150% of base salary was established in 2008 after evaluating actual CEO bonus payouts at our peer companies over the previous several years. An updated analysis conducted during 2013 confirmed that while most of our peer companies set a target bonus for the CEO at 100% of base salary, actual bonus payouts often are well above target. Despite our consistently strong operating performance results, our average bonus payout over the last 10 years has been approximately 109% of target.

2011 Special Equity Grant: Vesting Update

In 2011, Dr. Medel received a special equity grant of 174,320 performance-based restricted stock units (“RSUs”). This grant was pursuant to the Company’s 2008 Incentive Compensation Plan in recognition of his agreement to continue his role as CEO of MEDNAX for an additional five years as the Company continued its expansion into the anesthesiology service line. Dr. Medel’s leadership and oversight was considered extremely important during this period to ensure that the development of this service line was implemented effectively. The RSUs were earned in increments of 25% only if the Company achieved specified annualized income from operations goals (on a trailing four quarters basis), set to be progressively more challenging. As a result, the realized value of the RSUs is driven by the Company’s financial and stock-price performance.

During 2014, 25% of the special grant vested when the Company achieved the third income from operations goal of $475 million after the second quarter of 2014. The remaining RSUs vested after the second quarter of 2015, when the company achieved the final income from operations goal of $525 million.

SECTION III: OVERVIEW OF THE EXECUTIVE COMPENSATION PROGRAM

The Guiding Principles of Our Pay Philosophy

The Compensation Committee has designed our executive compensation program with the following guiding principles in mind:

•

Quality of Personnel and Competitiveness. We are committed to employing the highest quality executive team in the healthcare services industry. We expect our executives to be of the highest caliber in terms of business acumen and integrity. We closely analyze and understand compensation for executives at similarly situated companies to help ensure we can effectively compete for and retain key talent.

•

Alignment of Interests. We must offer a total executive compensation package that best supports our leadership talent and growth strategies and focuses executives on financial and operational results. We use a mix of fixed and variable (at-risk) pay to support these objectives, by giving our executives a substantial equity stake in the business and rewarding them for performance that drives shareholder value over the long term.

•

Compliance with Regulatory Guidelines and Sensible Standards of Corporate Governance. We comply with applicable laws, rules, statutes, regulations and guidelines and monitor our compensation program on an ongoing basis to ensure it abides by applicable requirements. Specifically, we focus on relevant considerations in the areas of accounting cost, tax impact, cash flow constraints, risk management and other sensible standards of good corporate governance.

Elements of Pay

Our pay philosophy is supported by the following pay elements in our executive compensation program:

Element	Form	Purpose
Base Salary	Cash (Fixed)	Provides a competitive level of pay that reflects the executive’s experience, role and responsibilities and performance
Annual Bonus	Cash (Variable)	Rewards executives for achieving income from operations goals in the most recent performance year
Long-Term Incentives	Equity (Variable)	Provide meaningful incentives for management to execute on longer-term financial and strategic growth goals that drive shareholder value creation and support the Company’s retention strategy

Pay Mix

The charts below show that most of our NEOs’ total direct compensation is variable (89% for the CEO and an average of 83% for our other NEOs) based upon actual 2014 compensation:

How Pay Decisions Are Made

The Compensation Committee, composed solely of independent Directors, is responsible for making pay decisions for the NEOs. The Compensation Committee works very closely with its independent consultant, which for 2014 was Towers Watson & Co. (“Towers Watson”), and management to examine pay and performance matters throughout the year. The Compensation Committee held six meetings over the course of 2014. The Compensation Committee’s written charter can be accessed on the MEDNAX website at www.mednax.com.

The Role of the Compensation Committee and Management

The primary role of the Compensation Committee is to assist MEDNAX’s Board of Directors in the discharge of the Board’s responsibilities related to executive compensation matters. The Compensation Committee’s responsibilities include:

•	Evaluating the performance of and setting pay for the CEO and other NEOs;

•	Supervising and making recommendations to the Board about changes to the executive compensation program;

•

Overseeing the annual review of the Company’s incentive compensation elements to determine whether they encourage excessive risk taking, including discussing the relationship between risk management policies and practices and pay;

•

Evaluating whether or not to engage, retain, or terminate an outside consulting firm for the review and evaluation of MEDNAX’s executive compensation program and approving such outside consulting firm’s fees and other retention terms; and

•	Conducting an annual self-assessment of the Compensation Committee’s performance.

The CEO does not play any role in the Compensation Committee’s determination of his own pay; however, the Compensation Committee solicits input from the CEO concerning the performance and compensation of the other NEOs. The CEO bases his recommendations on his assessment of each individual’s performance, tenure and experience in the role, external market pay practices, retention risk and MEDNAX’s overall pay philosophy.

The Role of Independent Consultants

The Compensation Committee continually reviews executive compensation to ensure that it reflects our pay philosophy and, as necessary, retains the services of an independent consultant to assist in such review. During 2014, the Compensation Committee retained Towers Watson to provide data and analysis with respect to the compensation paid to our NEOs. The Compensation Committee has assessed the independence of Towers Watson pursuant to applicable SEC rules, NYSE listing standards and its own committee charter and concluded that no conflict of interest exists that would prevent Towers Watson from independently advising the Compensation Committee.

Assessing External Market Practice

As part of our pay philosophy, our executive compensation program is designed to attract, motivate and retain our executives in an increasingly competitive and complex talent market. To this end, we regularly evaluate industry-specific and general market compensation practices and trends to ensure that our program features and NEO pay opportunities remain appropriately competitive. The Compensation Committee considers publicly available data, provided by its independent compensation consultant, for informational purposes when making its pay decisions. However, market data are not the sole determinants of the Company’s practices or executive pay levels. When determining salaries, target bonus opportunities and annual equity grants for NEOs, the Compensation Committee also considers the performance of the Company and the individual, the nature of an individual’s role within the Company, internal comparisons to the compensation of other Company officers, tenure with the Company and experience in the officer’s current role.

The Compensation Committee last authorized a complete evaluation of NEO pay by its compensation consultant in 2011, at the time it was in discussions with the CEO about an extension of his employment agreement. The Company’s independent compensation consultant at the time prepared a report that included market references at various percentiles for all elements of direct compensation — base salary, bonus opportunity (target and actual), long-term incentive grant values and total direct compensation. These references were developed using publicly disclosed officer pay information from a group of 17 public companies in the healthcare services industry (our peer group). The companies included in our peer group were as follows:

• Amedisys, Inc.	• Health Management Associates, Inc.*	• Lincare Holdings Inc.*
• AmSurg Corp.	• HealthSpring, Inc.*	• Magellan Health Services, Inc.
• Brookdale Senior Living Inc.	• HealthSouth Corporation	• Team Health Holdings, Inc.
• Chemed Corporation	• Kindred Healthcare, Inc.	• Tenet Healthcare Corporation,
• DaVita Inc.	• LifePoint Hospitals, Inc.	• Universal Health Services, Inc.
• Gentiva Health Services, Inc.	• Laboratory Corporation of America Holdings
*	HealthSpring, Inc., Lincare Holdings Inc. and Health Management Associates, Inc. were acquired after the 2011 market study was completed.

In determining the peer group, the Compensation Committee considered a variety of factors including revenue, income from operations, net income, market capitalization and enterprise value. Based on the advice of its consultant, the Compensation Committee established that top executive pay levels at publicly-traded companies in the healthcare services industry were more closely correlated to factors other than revenue. As such, the peer group was determined with an objective of placing MEDNAX near the median for both income from operations and enterprise value. Given MEDNAX’s profitability, this meant that MEDNAX would rank in the lower quartile of its peers in terms of revenue and in the upper quartile of its peers in terms of net income and market capitalization.

An updated analysis of the remaining peer companies showed that as of year-end 2013, MEDNAX ranked near the peer 30th percentile in terms of revenue, the peer 70th percentile in terms of operating income and net income, near the peer 65th percentile in terms of enterprise value and near the peer 80th percentile in terms of market capitalization. MEDNAX also ranked above the peer median in terms of three-year growth rates for net income and annualized shareholder return and near or above the peer 70th percentile in terms of revenue and income from operations as well as annualized total shareholder return over the prior five-year period. Data from the updated peer analysis are summarized in the tables below:

	Revenue	Income From Operations(1)	Net Income(1)	Market Capitalization(2)	Enterprise Value(3)
75th Percentile	$5,354.4	$624.6	$302.1	$5,148.6	$8,400.6
Median	$2,546.2	$244.7	$87.4	$2,814.2	$4,214.8
25th Percentile	$1,940.3	$159.1	($49.9)	$1,384.8	$1,711.1
MEDNAX, Inc.	$2,154.0	$452.1	$280.5	$5,893.4	$5,889.5
MEDNAX, Inc. PERCENTILE RANK	29%	71%	71%	79%	64%
(1)	Peer companies with an operating loss or net loss in either the base year or the most current year were assumed to rank at the bottom.
(2)	Market capitalization calculated as of February 2014.
(3)	Enterprise value is equal to market capitalization value plus net debt as reported for year-end 2013.

	3-Year Compound Annual Growth Rates			Annualized Total Shareholder Return
	Revenue	Income From Operations	Net Income	3-year	5-year
75th Percentile	14.8%	13.1%	15.4%	19.9%	26.9%
Median	6.9%	6.8%	6.2%	12.9%	16.7%
25th Percentile	4.9%	-2.2%	-3.0%	5.3%	8.9%
MEDNAX, Inc.	15.4%	13.1%	11.4%	16.6%	27.5%
MEDNAX, Inc. PERCENTILE RANK	79%	71%	56%	64%	77%

This same peer group was used in 2013 to establish market references for the Compensation Committee in a variety of other areas including key incentive design features, equity grant programs, historical CEO bonus payout levels, stock ownership policies, Board of Directors compensation and other policies relating to officer and Board member compensation. In addition, the Compensation Committee was provided information relating to NEO compensation practices as developed from companies considered to be MEDNAX peers by proxy advisory firms. However, since some of these advisory firms determine peers based primarily on comparable revenue, the Compensation Committee has not used information from these companies in evaluating NEO salaries, bonus opportunities and annual equity-based award values. The Compensation Committee believes that information from the peer group it has selected is more relevant.

SECTION IV: THE EXECUTIVE COMPENSATION PROGRAM IN DETAIL

Base Salary

The Compensation Committee reviews and approves base salary levels at the beginning of each year. Base salary decisions generally reflect the Compensation Committee’s consideration of the external market practices of our peer group for comparable positions, published survey data, and subjective factors including the individual’s experience, role, responsibilities and performance.

2014 Base Salary Decisions

For 2014, the Compensation Committee determined not to increase the base salaries for any of the NEOs with the exception of Ms. Lopez-Blanco. Her salary increase was made to further align her pay with market-competitive levels and recognize and reward her leadership role within the organization.

NEO	2013 Base Salary	2014 Base Salary	% Change
Roger J. Medel, M.D.	$1,000,000	$1,000,000	0%
Vivian Lopez-Blanco	$400,000	$425,000*	6.3%**
Joseph M. Calabro	$600,000	$600,000	0%
Karl B. Wagner	$500,000	$500,000	0%
Michael D. Stanley, M.D.	$450,000	$450,000	0%
*	The Compensation Committee increased Ms. Lopez-Blanco’s Base Salary to $425,000 effective June 1, 2014.
**	Reflects the annualized percentage of increase from 2013.

Annual Bonuses

The Company’s NEOs participate in an annual bonus program, which is administered under the shareholder-approved MEDNAX, Inc. Amended and Restated 2008 Incentive Compensation Plan, as amended. The annual bonus is designed to recognize annual performance achievements focused on growth in our Company’s results of operations during its fiscal year.

The Compensation Committee uses guidelines and may apply either positive or negative discretion to adjust the bonuses based on the actual level of income from operations achieved. In addition, the Compensation Committee uses a performance range at the target bonus level to minimize the variability of potential payouts. The bonus adjustment guidelines established for 2014 were as follows:

Actual target bonus payout percentages increase proportionately between each percentage amount based on the actual income from operations achieved by the Company.

Income From Operations: Performance Goals	% of Target Bonus Payout
Less than $452,000,000	0%
$462,000,000	25%
$472,000,000	50%
$482,000,000	75%
$492,000,000 to $508,000,000	100%
$512,500,000	125%
$517,000,000	150%
$521,500,000	175%
$526,000,000	200%
Income from operations in 2014 was $513,000,000

Why We Use Income From Operations

The Compensation Committee uses income from operations as its primary performance measure for annual bonuses and has for several years. This measure is used to encourage our NEOs to focus on efficiently managing our business and to execute on our acquisition growth strategy. Each year, the goal is set to exceed the prior year’s results; we strive to set financial targets that are both challenging and realistic. Since this approach was first implemented a decade ago, actual bonus payouts for NEOs have averaged slightly above targets, while income from operations growth rates have consistently exceeded those of our peer group. Since 2004, bonus payouts have been less than 100% of the targets three times and have exceeded 120% of the targets only twice.

The income from operations goal and maximum bonus award opportunities are also designed to satisfy the requirements of §162(m) of the Internal Revenue Code.

2014 Annual Bonus Decisions

The Compensation Committee establishes each NEO’s maximum annual bonus opportunity as a percentage of the base salary in effect at the beginning of the year. The target bonus opportunity for each NEO is equal to 50% of such NEO’s maximum bonus opportunity. The Compensation Committee determined that the Company’s 2014 income from operations corresponded to a payment of 128% of the target bonus payment under the guidelines for each of Dr. Medel, Ms. Lopez-Blanco and Mr. Calabro. In the case of Mr. Wagner and Dr. Stanley, the Compensation Committee delegated authority under the guidelines to the Chief Executive Officer and the President and Chief Operating Officer to determine Mr. Wagner and Dr. Stanley’s bonuses, subject to the maximum bonus opportunity approved by the Compensation Committee. In exercising this authority, the Chief Executive Officer and the President and Chief Operating Officer considered the operating performance of the Company’s American Anesthesiology Division (in the case of Mr. Wagner) and the Company’s Pediatrix Division (in the case of Dr. Stanley) and the performance of the Company as a whole for 2014. They also considered Mr. Wagner and Dr. Stanley’s individual performance for the year. In considering these factors, the Chief Executive Officer and the President and Chief Operating Officer concluded that Mr. Wagner and Dr. Stanley’s bonuses should each be equal to 115% of his respective target bonus percentage.

Name	Maximum Annual Bonus as a % of Base Salary	Target Annual Bonus as a % of Base Salary	Actual Annual Bonus as a % of Target	Actual Bonus ($)
Dr. Medel	300%	150%	128%	$1,916,543
Ms. Lopez-Blanco	200%	100%	128%	$543,021
Mr. Calabro	200%	100%	128%	$766,617
Mr. Wagner	200%	100%	115%	$575,000
Dr. Stanley	150%	75%	115%	$388,125

Equity-Based Awards

Changes We Made in 2014: Introduction of Performance Shares

50% of the equity-based award is granted in performance shares that:

Use two metrics:

Shares are earned based on the achievement of revenue and income from operations goals, both of which we believe drive shareholder value creation. In particular, income from operations is a key driver of market capitalization value and income from operations growth is linked to shareholder returns.

Have rigorous performance goals:

No shares will be earned unless some level of growth is achieved and a target award will be earned only if growth equals or exceeds 8%. NEOs may receive an above-target award if growth exceeds 13%. These goals are expected to vary year-to-year, based on various factors, including the effects of Medicaid parity and acquisition-related activities.

This approach reflects the Compensation Committee’s desire to set rigorous performance goals in a highly volatile and uncertain environment, while also rewarding NEOs when the Company achieves these goals and delivers sustained results for our shareholders.

2014 Equity-Based Awards

The Compensation Committee approved the June 1, 2014 equity-based awards outlined below at its May 2014 meeting. These equity-based awards were divided equally into performance share awards and time-based restricted stock awards.

In setting financial performance goals for these initial performance share awards, the Compensation Committee received recommendations from management based on the Company’s strategic plan for the performance measurement period. The Compensation Committee, working with its independent compensation consultant and Company management, evaluated the impact of various drivers on revenue, income from operations and earnings per share using sensitivity analyses in determining the 2014 grants.

The growth rate targets for both revenue and income from operations for the 2014 performance period were considered challenging yet realistic and achievable. No shares would have been earned unless some level of growth was achieved with a target award (100% of performance shares) only being earned if growth equaled or exceeded 8% and an above-target award being earned only if growth exceeded 13%.

The 2014 performance goals were set to appropriately reflect specific factors that were expected to have a direct impact on the results for this performance period. The growth rate targets for the 2014 performance period differ from the Company’s historical 5-year average growth rates because of volatility in the various drivers that impact results from year to year. The various drivers considered in setting the 2014 financial performance goals include, but are not necessarily limited to: acquisition-related activities, including size, type, timing and volume of acquisitions, same-unit volume growth, expense-related initiatives and reimbursement-related factors, including payor mix and revenue from Medicaid parity. Consideration was also given to those factors that impacted previous year results (positively or negatively) but were not anticipated to impact 2014 results.

More specifically, the most impactful driver that was expected to create significant volatility between the actual growth rates achieved in 2013 and the growth rate targets for 2014 was acquisition-related activities. During 2012, the Company completed acquisitions with a total purchase price of over $457 million, of which over $250 million was completed during the fourth quarter of 2012. The annual growth rates achieved during 2013 were favorably impacted by the contribution to both revenue and income from operations related to those 2012 acquisitions. In contrast, during 2013, the Company completed acquisitions with a total purchase price of $251 million, a reduction from the activity in the previous year. This reduced level of acquisition-related investment in 2013 did not represent a change in the acquisition growth strategy of the Company but rather that the acquisition process is taking longer to complete, primarily based on increased involvement by hospitals in the due diligence process. However, because of this variability in timing and volume, the contribution to both revenue and income from operations in 2014 from these 2013 acquisitions was expected to have a less significant effect compared to 2013 growth. The 2014 performance goals for both revenue and income from operations were established with consideration of this factor as well as any additional variability in timing of acquisitions expected to close during 2014.

As the Company continues to grow, the base on which performance goals are set will continue to increase, and it will become increasingly challenging to maintain historical growth rates for both revenue and income from operations. This factor was also taken into account when setting the growth rate targets for the 2014 performance period.

The Committee believes the above approach used to establish financial performance goals for performance share awards results in goals that are adequately rigorous and will continue to motivate the executive team to drive the strong shareholder returns historically generated by the Company. Accordingly, the Committee believes that the performance shares awarded appropriately align Company performance with executive compensation.

While this discussion of 2014 equity awards relates to growth targets for the 2014 year, we believe our approach to granting performance-based shares also creates long-term alignment, given that the value of the award realized by the NEOs will depend on the value of our stock when the shares vest over a multi-year period. As a result, we believe our NEOs are incentivized not only to execute the Company’s growth strategy but also to maintain discipline in its acquisition-related activities and processes in order to generate sustainable longer-term growth and increased shareholder value. We believe our approach also addresses our critical need to retain the highest-caliber executives in our industry — especially as the challenges in the healthcare sector grow increasingly more complex.

The chart below outlines the 2014 equity award program:

Equity Component	How It Works
Performance Share Awards (50%) Purpose: To have the percentage of shares earned vary with Company performance achievement compared to pre-established goals

•    50% of the performance share award is tied to revenue results and 50% of the performance share award is tied to income from operations results; results for each metric are considered separately.

•    Performance was initially measured over a one-year period from April 1, 2014 through March 31, 2015.

•    Shares earned during this initial measurement period will vest over the first three anniversaries of the grant date (June 2015, 2016 and 2017) based on continued employment.

•    Shares earned had the potential to vary from 0% to 150% of target based on growth rates of revenue and income from operations during the initial measurement period:

	Growth Achieved	Shares Earned
	0% or Below	0%
	>0% to 7.99%	See Footnote (1) below
	8% to 13%	100%
	13.01% to 20%	See Footnote (1) below
	Over 20%	150%

(1) Actual percentage of shares earned was determined by linear interpolation based on the actual growth rate achieved. For example, for each 1% of growth achieved between >0% and 7.99%, 12.5% of the performance shares would have been earned, and for each 1% of growth achieved between 13.01% and 20%, 7.1% of the performance shares would have been earned. In each case, any earned performance shares are subject to additional time-based vesting.

•    If the number of shares earned by March 31, 2015 had been below 100% for each metric, the NEOs would have had an opportunity to earn up to (but not to exceed) 100% of the award for that metric based on performance results between April 1, 2015 and March 31, 2016. In this case, shares would have been earned only if results represented a 21% increase over the baseline period. Although this would have been a significant hurdle to achieve in the second measurement period, it was designed to provide the NEOs an incentive to continue to drive shareholder value over the long term. Any shares earned via this feature would have vested on the third anniversary of the grant date (June 2017) based on continued employment.

•    Any shares not earned by March 31, 2016 would have been forfeited.

Equity Component	How It Works

Restricted Stock Awards (50%)

Purpose: To encourage the retention of executives, while providing a continuing incentive to increase shareholder value since the realized value of the award will depend on the Company’s share price at the times an award vests

•    Based on pro-rata vesting over the first three anniversaries of the grant.

•    Vesting was contingent upon the Company achieving a performance goal established at the time of the grant to preserve tax deductibility under §162(m) of the Internal Revenue Code. Once the performance goal was satisfied, shares will vest at the rate of one-third per year beginning on the first anniversary of the grant date.

•    If the performance goal had not been achieved by the first anniversary of the grant date, all shares would have been forfeited.

2014 Performance Share Awards: Actual Performance and Shares Earned

($ in thousands)
Revenue for the Twelve Months Ended March 31, 2015	Revenue Growth Achieved	Percentage of Target Performance Shares Earned
$2,511,970	12.99%	100%

Income from Operations for the Twelve Months Ended March 31, 2015	Income from Operations Growth Achieved	Percentage of Target Performance Shares Earned
$523,723	12.90%	100%

In accordance with the pre-established target growth rates for revenue and income from operations, our NEOs earned 100% of their target performance share awards for each metric. The shares earned will vest over the first three anniversaries of the grant date, subject to continued employment.

The achievement of 100% of the target performance awards supports the Compensation Committee’s goal of designing incentive compensation programs that result in the alignment of Company performance with executive compensation and demonstrates that the target growth rates were adequately rigorous, yet achievable.

Other Practices, Policies & Guidelines

Equity Grant Practices

The Compensation Committee determines the effective date of annual equity-based awards without regard to current or anticipated stock price levels. Although usually made around mid-year, the Compensation Committee may also make, and in the past has made, grants during the course of the year, primarily for new hires, promotions, to retain valued employees or to reward exceptional performance. These grants may be subject to performance conditions and/or time-based vesting, and are issued on the date of grant approval or upon a date certain following the grant approval date.

We follow equity grant procedures designed to promote the proper authorization, documentation and accounting for all equity grants. Pursuant to these procedures the Compensation Committee or the Board of Directors must formally approve all equity awards during an in person or telephonic meeting or by the unanimous written consent executed by all members of the Compensation Committee or the Board of Directors, as the case may be, it being understood that no equity award granted pursuant to any such written consent may have an effective date earlier than the date that all executed counterparts of such unanimous written consent are delivered to the General Counsel of the Company.

The grant-date fair value of our equity-based awards will be the closing sales price for a share of our common stock as reported on the New York Stock Exchange on the effective date of the grant as approved by the Compensation Committee or the Board of Directors, which date may not be prior to either the date such grant was approved or the commencement date of employment of the employee to whom the equity award is being made.

Subject to these policies and procedures, the Compensation Committee or the Board of Directors may approve grants of equity-based awards at any time. However, grants to employees may be effective only on a date within a “trading window” as defined by the Company’s Policy Statement on Inside Information and Insider Trading, as amended from time to time (the “Insider Trading Policy”). For example, a grant approved by the Compensation Committee or the Board of Directors during a “black-out” period (as defined in such policy) will be effective on a date during the next “trading window” as determined by the Compensation Committee or the Board of Directors on the date such grant is approved.

Our “insiders” can only buy or sell Company stock in accordance with our Insider Trading Policy, and our employees generally can only buy or sell Company stock in accordance with our Statement of Policy Prohibiting Insider Trading to All Employees.

NEOs are allowed to vote restricted stock and performance awards as a shareholder based on the number of shares held under restriction. Any dividends declared with respect to any restricted stock awards would be held until the awards vest, at which time the dividends would be paid to the NEOs. If restricted stock is forfeited, the NEO’s rights to receive the dividends declared with respect to that stock would be forfeited as well. At present, the Company does not pay dividends and it has no current intention to do so in the future.

Clawback Policy

The Company has adopted a “clawback policy” that permits the Company to seek to recover certain amounts of incentive compensation, including both cash and equity, awarded to any executive officer (as defined in the Exchange Act ) on or after January 1, 2014 if payment of such compensation was based on the achievement of financial results that were subsequently the subject of a restatement of our financial statements due to misconduct, and if the executive officer engaged in improper conduct that materially contributed to the need for restatement, and a lower amount of incentive compensation would have been earned based on the restated financial results.

Stock Ownership and Retention Policy

The Compensation Committee believes that the Company’s Board of Directors and NEOs should maintain a material personal financial stake in the Company through the ownership of shares of the Company’s common stock to promote a long-term perspective in managing the enterprise and to align shareholder, director and executive interests.

All NEOs are required to own shares of MEDNAX common stock with a value of not less than a specified multiple of their base salary. The policy also requires NEOs to retain 50% of net after-tax shares acquired during the year upon vesting (or exercise of stock options) unless his or her ownership level was satisfied as of the beginning of the year. These multiples were determined in accordance with current market practice. The chart below shows the multiple of base salary ownership requirements and actual ownership levels as of December 31, 2014:

Name	Ownership Requirement	Ownership Level as of December 31, 2014
Dr. Medel	6x base salary	81.4x base salary
Mr. Calabro	4x base salary	24.3x base salary
Mr. Wagner	3x base salary	15.6x base salary
Ms. Lopez-Blanco	2x base salary	10.1x base salary
Dr. Stanley	2x base salary	5.4x base salary

As the table above reflects, our NEOs hold a significant investment in MEDNAX, which is a strong reflection of our culture and aligns with our compensation philosophy.

In addition, all non-management members of our Board of Directors are required to own MEDNAX common stock worth three times their annual base cash retainer fee.

Shares that count toward the ownership requirement are as follows:

•	Owned outright by the NEO or Director, or by spouse or dependent children;

•	Held in trust for economic benefit of the NEO or Director, or spouse or dependent children;

•	Held in the MEDNAX 401(k) plan or other Company-sponsored benefit plan;

•

Restricted shares/units for which the underlying performance conditions have been met and only remain subject to time-based vesting requirements or any restricted shares/units only subject to time-based vesting requirements.

The Compensation Committee will evaluate NEO status annually and will review this policy from time to time and, following consultation with the Board of Directors, make modifications as necessary or appropriate.

Anti-Hedging and Anti-Pledging Policy

All MEDNAX directors, management, financial and other insiders are prohibited from engaging in transactions in MEDNAX securities or derivatives of MEDNAX securities that might be considered hedging, such as selling short or buying or selling options. In addition, it is against the policy for such persons to hold securities in margin accounts or pledge MEDNAX securities as collateral for a loan, unless such person clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Retirement and Deferred Compensation Plans

We maintain a Thrift and Profit Sharing Plan (the “401(k) Plan”), which is a 401(k) plan, to enable eligible employees to save for retirement through a tax-advantaged combination of elective employee contributions and our discretionary matching contributions, and provide employees the opportunity to directly manage their retirement plan assets through a variety of investment options. The 401(k) Plan allows eligible employees to elect to contribute from 1% to 60% of their eligible compensation to an investment trust on a pre-tax and/or Roth after-tax basis, up to the maximum dollar amounts permitted by law. The 401(k) Plan also offers employees the option to voluntarily contribute additional funds on a non-deductible after-tax basis subject to certain limits. In

2014, the maximum employee pre-tax and/or Roth elective contribution to the 401(k) Plan was $17,500, plus an additional $5,500 for employees who were at least 50 years old in 2014. Eligible compensation generally means all wages, salaries and fees for services from the Company, up to a maximum specified amount permitted by law. Matching contributions under the 401(k) Plan are discretionary. For 2014, the Company matched 100% of the first 4% of eligible compensation that each eligible participant contributed to the 401(k) Plan on his or her behalf. The portion of an employee’s account under the 401(k) Plan that is attributable to matching contributions vests as follows: 30% after one year of service, 60% after two years of service, and 100% after three years of service. However, regardless of the number of years of service, an employee is fully vested in our matching contributions (and the earnings thereon) if the employee retires at age 65 or later, or terminates employment by reason of death or total and permanent disability. The 401(k) Plan provides for a variety of different investment options, in which the employee’s and the Company’s contributions are invested.

Although the Company maintains a non-qualified deferred compensation plan, none of the NEOs participate in that Plan.

The amounts of the Company’s matching contributions under the 401(k) Plan for 2014 for each of the NEOs are included in the “All Other Compensation” column of the Summary Compensation Table.

Benefits and Perquisites

We provide our NEOs with certain benefits designed to protect them and their immediate families in the event of illness, disability, or death. We believe it is necessary to provide these benefits in order for us to be successful in attracting and retaining executives in a competitive marketplace, and to provide financial security in these circumstances. NEOs are eligible for health and welfare benefits available to similarly situated eligible Company employees during active employment under the same terms and conditions. These benefits include medical, dental, vision, short-term and long-term disability and group-term life insurance coverage.

Pursuant to the terms of their Employment Agreements, Dr. Medel and Messrs. Calabro and Wagner each are entitled to 38 days and Ms. Lopez-Blanco and Dr. Stanley are each entitled to 28 days paid time off each year for vacation, illness, injury, personal days and other similar purposes in accordance with our policies in effect from time to time. Any paid time off not used during a calendar year may be carried over to the next year to the extent permitted under those policies. Dr. Medel and Mr. Calabro each are entitled under their Employment Agreements to utilize, for personal travel, the aircraft that the Company leases. Dr. Medel’s personal use of the aircraft may not exceed 95 hours of flight in any calendar year and Mr. Calabro’s personal use of the aircraft may not exceed 50 hours of flight in any calendar year without the consent of the Compensation Committee. The incremental cost to the Company of these benefits for Dr. Medel and Mr. Calabro is included in the “All Other Compensation” column of the Summary Compensation Table.

The Compensation Committee has reviewed our perquisites expenditures, and believes they continue to be an important element of the overall compensation package to retain current officers, and in fact command a higher perceived value than the actual cost.

Termination of Employment and Change in Control Agreements

As described in greater detail below, the Employment Agreements between the Company and each of the NEOs provide for the payment of certain compensation and benefits in the event of the termination of an executive’s employment, the amount of which varies depending upon the reason for such termination. The Compensation Committee has reviewed the essential terms of these termination provisions, and believes they are reasonable, appropriate, and generally consistent with market practice. Those provisions include a reimbursement by the Company to each of Messrs. Calabro and Wagner of any excise tax imposed upon the executive pursuant to Section 4999 of the Code with respect to any “excess parachute payments,” as that term is defined in Section 280G of the Code, that the executive receives as a result of a Change in Control. In the case of

Dr. Medel, his current Employment Agreement provides that, if any amount payable to Dr. Medel in connection with a Change in Control would be subject to excise tax under Section 4999 of the Code, then the Company will reduce the payment to an amount equal to the largest portion of such payment that would result in no portion of such payment being subject to excise tax (unless such reduction would result in Dr. Medel receiving, on an after tax basis, an amount lower than the unreduced payment after taking into account all applicable federal, state and local employment taxes, income taxes and excise taxes, in which case the payment amount would not be reduced).

In certain situations pursuant to the terms of the award agreement or an executive’s Employment Agreement, the service requirement may be waived and vesting accelerated. However, in no situations except those involving a change-in-control of MEDNAX will any shares vest unless the performance goal has first been achieved.

Additionally, any unvested restricted stock is generally forfeited upon termination of the employment of the NEOs. The Employment Agreements with our NEOs provide however, that their restricted stock may vest or continue to vest after termination of employment in certain circumstances. In the event of termination of Dr. Medel and Messrs. Calabro and Wagner by the Company without Cause (as defined in his Employment Agreement) or due to executive’s Disability (as defined in his Employment Agreement) or by the executive for Good Reason (as defined in his Employment Agreement), due to the executive’s health becoming impaired to any extent that makes the continued performance of his duties hazardous to the executive’s physical or mental health or life (“Poor Health”) or due to death, all restricted stock granted prior to termination of employment will continue to vest until fully vested. Furthermore, in the event of a Change in Control (as defined in his Employment Agreement), for Dr. Medel and Messrs. Calabro and Wagner, all unvested restricted stock will automatically vest. In the event that Ms. Lopez-Blanco’s or Dr. Stanley’s employment is terminated due to Disability or death, all unvested restricted stock granted to her or him by the Company will continue to vest until fully vested following the termination of her or his employment. In the event that Ms. Lopez-Blanco’s or Dr. Stanley’s termination date as a result of a Change in Control (as defined in her or his Employment Agreement) occurs within the 12-month period of a Change in Control, any unvested restricted stock will automatically vest.

Summary Compensation Table

The following table sets forth the 2014, 2013 and 2012 compensation for our principal executive officer, principal financial officer, and our other named executive officers for the time they were deemed to be named executive officers.

Name and Principal Position	Year	Salary			Stock Awards(1)		Non-Equity Incentive Plan Compensation		All Other Compensation			Total Compensation
Roger J. Medel, M.D. Chief Executive Officer	2014 2013 2012	$ $ $	1,000,000 1,000,000 1,000,000		$ $ $	6,150,043 6,149,988 6,150,005	$ $ $	1,916,543 1,500,000 1,689,947	$ $ $	156,939 196,814 159,963	(4) (4) (4)	$ $ $	9,223,525 8,846,802 8,999,915

Vivian Lopez-Blanco Chief Financial Officer and Treasurer	2014 2013 2012	$ $ $	414,583 400,000 375,000	(2)	$ $ $	1,150,007 999,965 750,005	$ $ $	543,021 400,000 422,487	$ $ $	12,901 13,288 13,381	(5) (5) (5)	$ $ $	2,120,512 1,813,253 1,560,873

Joseph M. Calabro President and Chief Operating Officer	2014 2013 2012	$ $ $	600,000 600,000 600,000		$ $ $	3,750,042 3,749,961 3,750,025	$ $ $	766,617 600,000 675,979	$ $ $	79,528 62,148 131,143	(6) (6) (6)	$ $ $	5,196,187 5,012,109 5,157,147

Karl B. Wagner President, American Anesthesiology	2014 2013 2012	$ $ $	500,000 500,000 500,000		$ $ $	1,400,006 1,624,989 1,625,011	$ $ $	575,000 500,000 563,316	$ $ $	12,563 13,058 12,991	(7) (7) (7)	$ $ $	2,487,569 2,638,047 2,701,318

Michael D. Stanley, M.D. President, Pediatrix Medical Group	2014 2013 2012	$ $ $	450,000 450,000 446,548	(3)	$ $ $	825,031 812,541 712,499	$ $ $	388,125 337,500 380,228	$ $ $	18,150 13,112 15,979	(8) (8) (8)	$ $ $	1,681,306 1,613,153 1,555,254

(1)	Stock awards consist of performance-based and time-based restricted stock awards. The amounts in this column reflect the grant-date fair value of the restricted stock awards, calculated in accordance with the accounting guidance for stock-based compensation, but excluding the impact of estimated forfeitures. See the Grants of Plan-Based Awards in 2014 table for information on restricted stock awards granted in 2014. For information regarding the assumptions made in calculating the amounts reflected in this column, see Note 13, “Stock Incentive Plans and Stock Purchase Plan,” to our Consolidated Financial Statements included in our 2014 Annual Report to Shareholders.
(2)	The salary amount provided represents actual paid salary for 2014. Ms. Lopez-Blanco received an increase in base salary effective June 1, 2014.
(3)	The salary amount provided represents actual paid salary for 2012. Dr. Stanley became a named executive officer in 2012 and received an increase in base salary effective February 13, 2012.
(4)	Reflects incremental costs in 2014, 2013 and 2012 of $144,416, $183,874, and $146,264, respectively, for Dr. Medel’s personal use of an aircraft, which MEDNAX leases, in accordance with his Employment Agreement, additional compensation in 2014, 2013 and 2012 of $10,400, $10,200, and $10,000, respectively, for 401(k) thrift and profit sharing matching contributions, and costs incurred by MEDNAX of $156, $179, and $218, respectively, for term life insurance coverage. Also includes costs incurred by MEDNAX in 2014, 2013 and 2012 for spousal travel to and entertainment (recreational activities) at MEDNAX’s annual board retreats which do not exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits received in any year.
(5)	Reflects additional compensation of $10,400, $10,200, and $10,000 for 401(k) thrift and profit sharing matching contributions in 2014, 2013 and 2012, respectively, and other compensation of $240, $275, and $336, respectively, for term life insurance coverage in 2014, 2013 and 2012. Also includes costs incurred by MEDNAX in 2014, 2013 and 2012 for spousal travel to and entertainment (recreational activities) at MEDNAX’s annual board retreat which does not exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits received in any year.
(6)	Reflects incremental costs in 2014, 2013 and 2012 of $68,888, $51,673, and $120,807, respectively, for Mr. Calabro’s personal use of an aircraft, which MEDNAX leases, in accordance with his Employment Agreement, additional compensation in 2014, 2013 and 2012 of $10,400, $10,200, and $10,000, respectively, for 401(k) thrift and profit sharing matching contributions, and costs incurred by MEDNAX in 2014, 2013 and 2012 of $240, $275, and $336, respectively, for term life insurance coverage.
(7)	Reflects additional compensation in 2014, 2013 and 2012 of $10,400, $10,200, and $10,000, respectively, for 401(k) thrift and profit sharing matching contributions and $240, $275, and $336, respectively, for term life insurance coverage. Also includes costs incurred by MEDNAX in 2014, 2013 and 2012 for spousal travel to and entertainment (recreational activities) at MEDNAX’s annual board retreat which does not exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits received in any year.
(8)	Reflects incremental costs in 2014 and 2012 of $4,150 and $3,240, respectively, for Dr. Stanley’s share of personal travel on an aircraft, which MEDNAX leases, which use of such aircraft occurred during travel with either Dr. Medel or Mr. Calabro under the terms of each executive’s Employment Agreement, additional compensation in 2014, 2013, and 2012 of $10,400, $10,200 and $10,000, respectively, for 401(k) thrift and profit sharing matching contributions and $156, $179, and $218, respectively, for term life insurance coverage. Also includes costs incurred by MEDNAX in 2014, 2013, and 2012 for spousal travel to and entertainment (recreational activities) at MEDNAX’s annual board retreat which does not exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits received in any year.

Grants of Plan-Based Awards in 2014

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (Shares)		Grant- Date Fair Value of Stock Awards(3)
		Threshold	Target	Maximum
Roger J. Medel, M.D.	6/1/14				106,716	(2)	$6,150,043
		$0	$1,500,000	$3,000,000
Vivian Lopez-Blanco	6/1/14				19,955	(2)	$1,150,007
		$0	$425,000	$850,000
Joseph M. Calabro	6/1/14				65,071	(2)	$3,750,042
		$0	$600,000	$1,200,000
Karl B. Wagner	6/1/14				24,293	(2)	$1,400,006
		$0	$500,000	$1,000,000
Michael D. Stanley, M.D.	6/1/14				14,316	(2)	$825,031
		$0	$337,500	$675,000

(1)	These columns reflect the range of payouts for 2014 annual cash bonuses under the MEDNAX, Inc. Amended and Restated 2008 Incentive Compensation Plan, as amended. Amounts actually earned in 2014 are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table. For a more detailed description of the annual cash awards, see the section entitled “Annual Bonuses” in CD&A.
(2)	Represents performance share awards and restricted stock awards granted under the MEDNAX, Inc. 2008 Amended and Restated Incentive Compensation Plan. Award amounts are divided equally into performance share awards (50%) and time-based restricted stock (50%). The performance share awards vest as follows: 50% of the performance share award is tied to the Company’s revenue results and 50% of the performance share award is tied to the Company’s income from operations results; results for each metric are considered separately. Performance was measured over a one-year period from April 1, 2014 through March 31, 2015. The shares earned during this initial measurement period vest over the first three anniversaries of the grant date (June 1, 2015, June 1, 2016 and June 1, 2017) subject to continued employment. The restricted stock awards were subject to a performance-based goal as follows: the Company’s income from operations, as determined in accordance with GAAP, for the twelve months ended March 31, 2015, was required to equal or exceed $465 million. Based on the satisfaction of that goal, the restricted shares vest in three equal increments on June 1, 2015, (“Increment 1”), June 1, 2016 (“Increment 2”) and June 1, 2017 (“Increment 3”). If, however, income from operations had not equaled or exceeded $465 million for that period, then then the restricted shares would have terminated and become null and void. For a more detailed description of our restricted stock and restricted stock granting policies, see the section entitled “2014 Equity-Based Awards” in CD&A.
(3)	The grant-date fair value of the performance share awards and restricted stock awards is determined pursuant to the accounting guidance for stock-based compensation and represents the total amount that we will expense in our financial statements over the relevant vesting periods. For information regarding the assumptions made in calculating the amounts reflected in this column, see Note 13, “Stock Incentive Plans and Stock Purchase Plan,” to our Consolidated Financial Statements included in our 2014 Annual Report to Shareholders.

Outstanding Equity Awards at 2014 Fiscal Year-End

Name	Option Awards				Stock Awards
	Number of Securities Underlying Options Exercisable		Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested(1)
Roger J. Medel, M.D.	—		—	—	68,322	(3)	$4,516,767
					88,332	(4)	$5,839,629
					43,580	(5)	$2,881,074
					106,716	(6)	$7,054,995

Vivian Lopez-Blanco	40,000	(2)	$25.14	5/27/2018	8,332	(3)	$550,829
					14,362	(4)	$949,472
					19,955	(6)	$1,319,225

Joseph M. Calabro	—		—	—	41,660	(3)	$2,754,143
					53,860	(4)	$3,560,685
					65,071	(6)	$4,301,844

Karl B. Wagner	—		—	—	18,052	(3)	$1,193,418
					23,340	(4)	$1,543,007
					24,293	(6)	$1,606,010

Michael D. Stanley, M.D.	—		—	—	7,916	(3)	$523,327
					11,670	(4)	$771,504
					14,316	(6)	$946,431

(1)	Based on a stock price of $66.11, which was the closing price of a share of our common stock on the New York Stock Exchange on December 31, 2014.
(2)	These stock options vested in three equal installments on May 27, 2010, May 27, 2011 and May 27, 2012.
(3)	These restricted stock awards vest on June 1, 2015.
(4)	These restricted stock awards vest in two equal installments on each of June 1, 2015 and June 1, 2016.
(5)	These RSU awards vested subsequent to December 31, 2014 when the Company achieved annualized income from operations (on a trailing four quarters basis), as determined in accordance with GAAP, of $525 million.
(6)	Represents performance share awards and restricted stock awards granted under the MEDNAX, Inc. 2008 Amended and Restated Incentive Compensation Plan. Award amounts are divided equally into performance share awards (50%) and time-based restricted stock (50%). The performance share awards vest as follows: 50% of the performance share award is tied to the Company’s revenue results and 50% of the performance share award is tied to the Company’s income from operations results; results for each metric are considered separately. Performance was measured over a one-year period from April 1, 2014 through March 31, 2015. The shares earned during this initial measurement period vest over the first three anniversaries of the grant date (June 1, 2015, June 1, 2016 and June 1, 2017) subject to continued employment. The restricted stock awards were subject to a performance-based goal as follows: the Company’s income from operations, as determined in accordance with GAAP, for the twelve months ended March 31, 2015, was required to equal or exceed $465 million. Based on the satisfaction of that goal, the restricted shares vest in three equal increments on June 1, 2015, (“Increment 1”), June 1, 2016 (“Increment 2”) and June 1, 2017 (“Increment 3”). If, however, income from operations had not equaled or exceeded $465 million for that period, then then the restricted shares would have terminated and become null and void. For a more detailed description of our restricted stock and restricted stock granting policies, see the section entitled “2014 Equity-Based Awards” in CD&A.

Options Exercised and Stock Vested in Fiscal Year 2014

Name	Option Awards		Stock Awards(1)		RSU Awards(1)
	Number of Shares Acquired Upon Exercise	Value Realized on Exercise(2)	Number of Shares Acquired Upon Vesting	Value of Shares Acquired Upon Vesting(3)	Number of Shares Acquired Upon Vesting	Value of Shares Acquired Upon Vesting(3)
Roger J. Medel, M.D.	475,000	$17,204,713	150,020	$8,645,653	43,580	$2,535,484
Vivian Lopez-Blanco	—	$—	20,778	$1,197,436	—	$—
Joseph M. Calabro	287,500	$8,522,350	91,018	$5,245,367	—	$—
Karl B. Wagner	199,524	$6,525,340	44,596	$2,570,067	—	$—
Michael D. Stanley, M.D.	—	$—	18,006	$1,037,686	—	$—

(1)	These columns reflect restricted stock and RSUs previously awarded to the named executive officer that vested during 2014.
(2)	Calculated based on the sales price received by the named executive officer upon the sale of the shares of our common stock acquired upon the exercise of such stock options less the exercise price of such options.
(3)	Calculated based on the closing price of a share of our common stock on the New York Stock Exchange on the vesting date.

Potential Payments Upon Termination or Change in Control

In August 2011, the Company entered into a new Employment Agreement with Dr. Medel that replaced his previous Employment Agreement entered into in August 2008. In August 2008, the Company entered into Employment Agreements with each of Messrs. Calabro and Wagner. The Company entered into an Employment Agreement with Ms. Lopez-Blanco in 2010. In addition, the Company entered into an Employment Agreement with Dr. Stanley in 2012. Each of these Employment Agreements provides for the Company to make certain payments and provide certain benefits to the executive upon termination of employment with the Company. Those provisions are summarized below.

Termination by Company for Cause. In the event that an executive’s employment with the Company is terminated by the Company for Cause, then the Company will pay the executive his or her base salary through the termination date at the rate in effect at the termination date and reimburse the executive for any reasonable business expenses incurred through the date of termination.

The term “Cause” is defined in each of the Employment Agreements for Dr. Medel and Messrs. Calabro and Wagner to mean the executive’s (i) engagement in (A) willful misconduct resulting in material harm to the Company, or (B) gross negligence; (ii) conviction of, or pleading nolo contendere to, a felony or any other crime involving fraud, financial misconduct, or misappropriation of the Company’s assets; (iii) willful and continual failure, after written notice, to (A) perform substantially his employment duties consistent with his position and authority, or (B) follow, consistent with his position, duties, and authorities, the reasonable lawful mandates of his supervisor; or (iv) breach of the requirements of his employment agreement with respect to the Company’s confidential information. For purposes of this definition, acts or omissions taken by the executive in a good faith belief that they were in the best interests of the Company or if done at the express direction of the Company’s Board of Directors will not be deemed willful or grossly negligent. In each of the Employment Agreements for Ms. Lopez-Blanco and Dr. Stanley, the term “Cause” is defined to mean (i) any act or omission of the executive which is materially contrary to the business interests, reputation or goodwill of the Company; (ii) a material breach by the executive of his or her obligations under the Employment Agreement, which breach is not promptly remedied upon written notice from the Company; (iii) the executive’s refusal to perform his or her duties as assigned pursuant to the Employment Agreement other than a refusal which is remedied by the executive promptly after receipt of written notice thereof by the Company; or (iv) the executive’s failure or refusal to comply with a reasonable policy, standard or regulation of the Company in any material respect.

Termination by Executive due to Poor Health or due to Executive’s Death. In the event that an executive terminates his or her employment because of Poor Health or the executive’s employment terminates because of his or her death, then the Company will pay to the executive (or his or her estate) his or her base salary to the termination date, pay the executive a pro rata portion of the bonus that the executive would have received had his or her employment not terminated (as determined in accordance with the Employment Agreement) and reimburse the executive for any reasonable business expenses incurred through the date of termination. In addition, if the executive terminates his or her employment due to Poor Health, the executive will receive any disability payments otherwise payable under any plans provided by the Company.

Termination due to Disability. If the Company terminates the employment of Dr. Medel, Messrs. Calabro or Wagner by reason of his Disability, then the Company will continue to pay Dr. Medel and Messrs. Calabro or Wagner base salary for a period of 12 months after the termination date and the actual performance bonus, on a pro rata basis, that would have been payable to the executive for the fiscal year if the executive had not been terminated. If the Company terminates the employment of Ms. Lopez-Blanco or Dr. Stanley by reason of his or her Disability, the Company will pay the executive 50% of his or her base salary for a period of six months after the termination date and the actual performance bonus, on a pro rata basis, that would have been payable to the executive for the fiscal year if he or she had not been terminated.

Termination by Company without Cause or by Executive for Good Reason or due to Change in Control. If the Company terminates the employment of Dr. Medel, Messrs. Calabro or Wagner without Cause (which requires not less than 90 days’ notice), or Messrs. Calabro or Wagner terminates his employment for any reason within one year after a Change in Control, the Company terminates the employment of Messrs. Calabro or Wagner within 24 months following a Change in Control, or Dr. Medel, Messrs. Calabro or Wagner terminates his employment for Good Reason, then the Company will (a) pay that executive’s base salary through the termination date plus any reimbursement owed to that executive for any reasonable business expenses incurred through the date of termination, (b) continue to pay the executive’s base salary for a period of 24 months after the termination date, (c) on the first and second anniversaries of the termination date, pay the executive an amount equal to the greater of his “average annual performance bonus” or his bonus for the year immediately preceding his termination and (d) pay the executive a pro rata portion of the bonus he would have received for the year in which his employment terminates. If the termination is due to a Change in Control, then the performance bonuses referred to in (c) above would be paid to the executive in a lump sum within 90 days of the termination date. If the Company terminates the employment of Dr. Medel without Cause or Dr. Medel terminates his employment for Good Reason in either case within 24 months following a Change in Control, the Company will pay his base salary through the termination date plus any reimbursement owed to him for any reasonable business expenses incurred through the date of termination and continue to pay Dr. Medel’s base salary for 36 months after the termination date and, within 90 days following such termination date, an amount equal to three times the greater of his “average annual performance bonus” or his bonus for the year immediately preceding his termination. For this purpose, “average annual performance bonus” means the average of the executive’s earned performance bonus as a percentage of base salary for the three years preceding such termination date, multiplied by the executive’s base salary at the time of termination. If Ms. Lopez-Blanco or Dr. Stanley terminates his or her employment for Good Reason (other than, in the case of Ms. Lopez-Blanco, a Change in Control Good Reason, as defined below), then the Company will (a) pay him or her base salary through the termination date plus any reimbursement owed to him or her for any reasonable business expenses incurred through the date of termination, (b) continue to pay him or her base salary for a period of six months (12 months if termination is in connection with a Change in Control) after the termination date, and (c) pay him or her a pro rata portion of the performance bonus he or she would have received for the year in which his or her employment terminates, subject to reduction in order to avoid such payments being deemed “excess parachute payments,” as that term is defined in Section 280G of the Code. If Ms. Lopez-Blanco terminates her employment for a Change in Control Good Reason, then the Company will pay her the performance bonus she would have received for the year in which her employment terminates as if she had worked for the entire fiscal year and met all goals and objectives of such year. If the Company terminates the employment of Ms. Lopez-Blanco or Dr. Stanley without Cause, then the Company will (a) pay his or her base salary through the termination date plus any reimbursement owed to him or her for any reasonable business expenses incurred through the date of termination, (b) continue to pay his or her base salary for a period of 12 months after the termination date, (c) pay him or her a pro rata portion of the performance bonus he or she would have received for the year in which his or her employment terminates, and (d) within 30 days of the first anniversary of the termination date, pay him or her an amount equal to his or her “average annual performance bonus.” For this purpose, “average annual performance bonus” means (i) the average of the performance bonuses paid to the executive in his or her current position for the three full calendar years prior to the termination date or (ii) in the event that a three year average cannot be determined, the executive’s bonus in his or her current position for the year immediately preceding his or her termination. For purposes of this definition, “Good Reason” will not be deemed to exist unless the executive provides the Company with written notice of the existence of such condition within 90 days after the initial existence of the condition and the Company fails to remedy the condition within 30 days after its receipt of such notice.

The Employment Agreement for each of Dr. Medel and Messrs. Calabro and Wagner defines “Good Reason” to mean (i) a material diminution in the executive’s base salary or performance bonus eligibility; (ii) a material diminution in the executive’s authority, duties, or responsibilities; (iii) a material diminution in the authority, duties or responsibilities of the supervisor to whom the executive is required to report, including, in the case of the Chief Executive Officer, a requirement that Dr. Medel report to a corporate officer or employee instead of reporting directly to the Board of Directors of the Company; (iv) a material diminution in the budget over which the executive retains authority; (v) a material change in the geographic location at which the executive must perform the services under his Employment Agreement; or (vi) any other action or inaction that constitutes a material breach by the Company under his Employment Agreement. The Employment Agreement for each of Ms. Lopez-Blanco and Dr. Stanley defines “Good Reason” to mean (i) a decrease in the executive’s base salary; (ii) a decrease in the performance bonus potential utilized by the Company in determining a performance bonus for the executive; (iii) within a one year period after a Change in Control, the executive is either (a) assigned any position, duties, responsibilities or compensation that are significantly diminished when compared with his or her position, duties, responsibilities or compensation prior to such Change in Control, or (b) forced to relocate to another location more than 25 miles from the Company’s location prior to the Change in Control (each of (iii)(a) and (b) a “Change in Control Good Reason”); (iv) the assignment to the executive of any officer position inconsistent with his or her present position other than any isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of written notice; (v) the requirement by the Company that the executive be based in any office or location outside of the metropolitan area where the Company’s present corporate offices are located, except for travel reasonably required in the performance of the executive’s duties; (vi) (in the case of Ms. Lopez-Blanco), a material diminution in Ms. Lopez-Blanco’s authority, duties or responsibilities; or (vii) (in the case of Ms. Lopez-Blanco), any other action or inaction that constitutes a material breach by the Company under Ms. Lopez-Blanco’s Employment Agreement.

The term “Change in Control” is defined in each executive’s Employment Agreement to mean (i) the acquisition by a person or an entity or a group of persons and entities, directly or indirectly, of more than 50% of the Company’s common stock in a single transaction or a series of transactions (hereinafter referred to as a “50% Change in Control”); (ii) a merger or other form of corporate reorganization resulting in an actual or de facto 50% Change in Control; or (iii) the failure of Applicable Directors to constitute a majority of the Company’s Board of Directors during any two (2) consecutive year period after the date of each of the executive’s Employment Agreement (the “Two-Year Period”). “Applicable Directors” means those individuals who are members of the Company’s Board of Directors at the inception of the Two-Year Period and any new Director whose election to the Board of Directors or nomination for election to the Board of Directors was approved (prior to any vote thereon by the shareholders) by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the Two-Year Period at issue or whose election or nomination for election during such Two-Year Period was previously approved as provided in this sentence.

Termination by Executive. An executive may terminate his or her employment, other than for Good Reason or due to a Change in Control, upon 90 days’ notice to the Company, or in the case of Dr. Stanley, upon 45 days’

notice. In such event, the Company will continue to pay the executive his or her base salary through the termination date, and in the case of Dr. Medel and Messrs. Calabro and Wagner, if in connection with such termination the executive gives sufficient notice and executes a general release of the Company, then the Company will pay the executive a pro rata portion of the bonus that the executive would have received had his employment not terminated (as determined in accordance with his Employment Agreement). In addition, the Company will reimburse each executive for any reasonable business expenses incurred through the date of termination. If the Company specifies a termination date for the employment of Dr. Medel, Messrs. Calabro or Wagner or Ms. Lopez-Blanco that is less than 90 days (45 days in the case of Dr. Stanley), as applicable after the Company’s receipt of written notice of such termination from the executive, then the Company will continue to pay to the executive his or her base salary for a period ending on such 90th day (45th day in the case of Dr. Stanley).

Employment Transition and Severance Agreement. If the Company so requests within five business days following a termination of the employment of Dr. Medel, Messrs. Calabro or Wagner by reason of the executive’s Disability, termination by the Company without Cause, termination by the executive due to Poor Health, or termination by the executive for Good Reason, then the executive will continue to be employed by the Company on a part-time basis for a period (the “transition period”) to be determined by the Company of up to 90 days, unless extended by mutual agreement. During this transition period, the executive is required to perform such services as may reasonably be required for the transition to others of matters previously within the executive’s responsibilities. Unless otherwise mutually agreed, the executive will not be required to serve more than five days per month during the transition period. For services during the transition period, the executive will be compensated at a daily rate equal to his base salary immediately prior to the termination of his employment divided by 365.

Continuation of Group Health Coverage. The Employment Agreement for each of Dr. Medel and Messrs. Calabro and Wagner also provides for the continuation in any self-insured, group health plan sponsored by the Company as if the executive were still an employee of the Company during any severance period or transition period. For this purpose, “severance period” means the period after the termination date during which the executive continues to receive base salary payments following the termination of employment as described above. In addition, upon termination of the executive’s employment for any reason (in the case of Dr. Medel or, in the case of the other executives for any reason other than Cause) and only if the executive and his eligible dependents first irrevocably decline any continuation coverage provided pursuant to the applicable provisions in the Employee Retirement Income Security Act of 1974, the executive and his eligible dependents will be entitled to elect to continue in any self-insured, group health plan sponsored by the Company as if the executive were still an employee of the Company (the “Enhanced Coverage”), during a period of five years following the later of the termination date, the end of the severance period or the end of the transition period. In its sole discretion, the Company may provide healthcare insurance to the executive and his eligible dependents through one or several insurance carriers selected by the Company in lieu of the Enhanced Coverage (the “Alternate Enhanced Coverage”), provided the coverage is substantially comparable. The executive will pay the full cost of the Enhanced Coverage or the cost of the Alternate Enhanced Coverage, up to the cost of the plan for such period of coverage for similarly situated employees and covered beneficiaries.

Payments in the Event of a Change in Control. The Employment Agreement for each of Messrs. Calabro and Wagner requires the Company to increase or “gross-up” any amounts payable to an executive that are contingent upon a Change in Control by an amount that will reimburse the executive, on an after-tax basis, for any excise tax imposed under Section 4999 of the Code, on any amounts that are deemed to be “excess parachute payments,” and for any interest or penalties incurred by an executive with respect to any such excise tax.

Vesting of Equity Awards. The Employment Agreement for each of Dr. Medel and Messrs. Calabro and Wagner provides that all unvested stock options, stock appreciation rights, restricted stock and other stock based awards granted to an executive by the Company will continue to vest until fully vested following the termination of an executive’s employment due to Disability, termination without Cause, Good Reason, Poor Health or death.

In addition, in the event of a Change in Control, for each of Dr. Medel and Messrs. Calabro and Wagner, such awards will automatically vest and, in the case of stock options and stock appreciation rights, become immediately exercisable. In the event Ms. Lopez-Blanco’s or Dr. Stanley’s employment is terminated due to Disability or death, all unvested stock options, stock appreciation rights, restricted stock and other stock based awards granted to her by the Company will continue to vest until fully vested following the termination of her employment. Further, in the event Ms. Lopez-Blanco’s or Dr. Stanley’s termination date as a result of a Change in Control occurs within the 12 month period of a Change in Control, any unvested stock options, unvested restricted stock and, in the case of Ms. Lopez-Blanco, any unvested stock appreciation rights and other unvested incentive compensation awards, held by the executive on the termination date will automatically vest and, in the case of stock options, become immediately exercisable.

Payments of Unused Leave Time. In accordance with the Company’s paid time off policies, an executive officer will be paid any earned but unused paid time off upon termination. This payment will occur in all termination events. In addition to the leave time that the executive accrues in any year, such executive may carry forward fifteen days of leave time from the prior year; therefore, the maximum payout upon termination for each executive would be the value of such executive’s contracted annual leave time plus fifteen carry-over days.

Restrictive Covenants. Pursuant to his or her Employment Agreement, each executive officer is subject to certain restrictive covenants that survive termination of employment. If the executive fails to comply with any of those restrictive covenants, he or she will not be entitled to receive any further payments or benefits as a result of the termination of his or her employment (other than his or her base salary through the date of termination and reimbursement of any reasonable business expenses incurred through the date of termination). In addition, the Company then will have the right to terminate without advance notice any future payments and benefits of every kind that otherwise would be due to the executive on account of his or her termination of employment.

The following tables illustrate the payments and benefits that each of Drs. Medel and Stanley, Messrs. Calabro and Wagner and Ms. Lopez-Blanco would have received under his or her Employment Agreement if his or her employment with the Company had terminated for any of the reasons described above on December 31, 2014. The amounts presented in the tables, reflect compensation (including equity ownership) at such year end, are estimates only and do not necessarily reflect the actual value of the payments and other benefits that would be received by the named executive officers, which would only be known at the time that employment actually terminates.

		TRIGGERING EVENT
Executive	Compensation Components	Change in Control	By Executive without Good Reason	By Company for Cause		By Company without Cause	By Executive for Good Reason	By the Company by Reason of Executive’s Disability	By Executive Due to Poor Health or Due to Executive’s Death
Roger J. Medel, M.D	Cash Severance(1)	$7,710,000	$1,916,543	$—	(5)	$7,056,543	$7,056,543	$2,916,543	$1,916,543
	Long-term Incentives(6)	20,292,465	—	—		20,292,465	20,292,465	20,292,465	20,292,465
	Other Compensation(7)	198,000	198,000	198,000		198,000	198,000	198,000	198,000
	Total Benefit to Employee	$28,200,465	$2,114,543	$198,000		$27,547,008	$27,547,008	$23,407,008	$22,407,008

Vivian Lopez-Blanco	Cash Severance(2)	$968,021	$—	$—	(5)	$1,410,021	$755,521	$755,521	$543,021
	Long-term Incentives(8)	2,819,525	—	—		—	—	2,819,525	2,819,525
	Total Benefit to Employee	$3,787,546	$—	$—		$1,410,021	$755,521	$3,575,046	$3,362,546

Joseph M. Calabro	Cash Severance(2)	$3,214,617	$766,617	$—	(5)	$3,214,617	$3,214,617	$1,366,617	$766,617
	Long-term Incentives(3)	10,616,672	—	—		10,616,672	10,616,672	10,616,672	10,616,672
	Section 280G Gross-up(4)	—	—	—		—	—	—	—
	Total Benefit to Employee	$13,831,289	$766,617	$—		$13,831,289	$13,831,289	$11,983,289	$11,383,289

Karl B. Wagner	Cash Severance(2)	$2,615,000	$575,000	$—	(5)	$2,615,000	$2,615,000	$1,075,000	$575,000
	Long-term Incentives(3)	4,342,435	—	—		4,342,435	4,342,435	4,342,435	4,342,435
	Section 280G Gross-up(4)	—	—	—		—	—	—	—
	Total Benefit to Employee	$6,957,435	$575,000	$—		$6,957,435	$6,957,435	$5,417,435	$4,917,435

Michael D. Stanley, M.D.	Cash Severance(2)	$838,125	$—	$—	(5)	$1,175,625	$613,125	$613,125	$388,125
	Long-term Incentives(8)	2,241,261	—	—		—	—	2,241,261	2,241,261
	Total Benefit to Employee	$3,079,386	$—	$—		$1,175,625	$613,125	$2,854,386	$2,629,386

(1)	Cash severance includes: (i) in the case of a termination by the executive without Good Reason, base salary through the date of termination, the actual performance bonus, on a pro rata basis, that would have been payable to executive for the fiscal year, as set forth in the Summary Compensation Table, if executive had not been terminated so long as executive gives sufficient notice and executes a general release of Company and a reimbursement for any reasonable business expenses incurred through the date of termination, (ii) in the case of termination by the Company without Cause or by the executive for Good Reason, (a) continuation of base salary through the termination date, plus any reimbursement owed to the executive for any reasonable business expenses incurred through the date of termination, (b) continuation of base salary for 24 months after the termination date, (c) on the first and second anniversaries of the termination date, the greater of the executive’s “average annual performance bonus” (as defined in the executive’s Employment Agreement) or his prior year’s bonus (this amount is paid as a lump sum within 90 days of the termination date if the termination is in connection with a Change in Control) and (d) the actual performance bonus, on a pro rata basis, that would have been payable to executive for the fiscal year if executive had not been terminated, (iii) in the case of termination by the Company without Cause or Dr. Medel for Good Reason, in either case within 24 months following a Change in Control: (a) continuation of base salary through the termination date, plus any reimbursement owed to the executive for any reasonable business expenses incurred through the date of termination, (b) continuation of base salary for 36 months after the termination date, (c) within 90 days following such termination, an amount equal to three times the greater of the executive’s “average annual performance bonus” (as defined in the executive’s Employment Agreement) or his prior year’s bonus, and (iv) in the case of termination by the Company on account of the executive’s Disability, continuation of base salary for a period of 12 months after the termination date and the actual performance bonus, on a pro rata basis, that would have been payable to executive for the fiscal year if executive had not been terminated, and (v) in the case of termination by the executive due to executive’s Poor Health or Death, the executive’s base salary through the termination date, the actual performance bonus, on a pro rata basis, that would have been payable to executive for the fiscal year if executive had not been terminated and a reimbursement for any reasonable business expenses incurred through the date of termination.
(2)

Cash severance includes: (i) in the case of a termination by the executive without Good Reason, base salary through the date of termination, the actual performance bonus, on a pro rata basis, that would have been payable to executive for the fiscal year, as set forth in the Summary Compensation Table (except in the case of Ms. Lopez-Blanco or Dr. Stanley), if executive had not been terminated so long as executive gives sufficient notice and executes a general release of Company and a reimbursement for any reasonable business expenses incurred through the date of termination, (ii) in the case of termination by the Company without Cause or by the executive for Good Reason or due to Change in Control (except in the case of Ms. Lopez-Blanco or Dr. Stanley), (a) continuation of base salary through the termination date, plus any reimbursement owed to the executive for any reasonable business expenses incurred through the date of termination, (b) (except in the case of Ms. Lopez-Blanco or Dr. Stanley) continuation of base salary for 24 months after the termination date, (c) (except in the case of Ms. Lopez-Blanco or Dr. Stanley) on the first and second anniversaries of the termination date, the greater of the executive’s “average annual performance bonus” (as defined in the executive’s Employment Agreement) or his prior year’s bonus (this amount is paid as a lump sum within 90 days of the termination date if the termination is in connection with a Change in Control) and (d) the actual performance bonus, on a pro rata basis, that would have been payable to executive for the fiscal year if executive had not been terminated, (iii)(a) in the case of termination of Ms. Lopez-Blanco or Dr. Stanley by the Company without Cause or by Ms. Lopez-Blanco or Dr. Stanley for Good Reason (other than a Change in Control Good Reason, as defined above): (1) continuation of base salary through the termination date, plus any reimbursement owed to Ms. Lopez-Blanco or Dr. Stanley for any reasonable business expenses incurred through the date of termination, (2) continuation of base salary for 12 months after the termination date (six months if terminated for Good Reason other than in connection with a Change in Control), (3) the actual performance bonus, on a pro rata basis, that would have been payable to Ms. Lopez-Blanco or Dr. Stanley for the fiscal year if Ms. Lopez-Blanco or Dr. Stanley had not been terminated (in the case of termination by Ms. Lopez-Blanco or Dr. Stanley for Good Reason, subject to reduction in order to avoid such payments being deemed “excess parachute payments,” as that term is defined in Section 280G of the Code), and (4) in the case of termination of Ms. Lopez-Blanco or Dr. Stanley by the Company without Cause within 30 days of the first anniversary of the termination date, Ms. Lopez-Blanco’s and Dr. Stanley’s “average annual performance bonus” (as defined in her Employment Agreement) and (b) in the case of termination by Ms. Lopez-Blanco for a Change in Control Good Reason, the performance bonus Ms. Lopez-Blanco would have received for the year in which her employment terminates as if she had worked for the entire fiscal year and met all goals and objectives of such year; (iv) in the case of termination by the Company on account of the executive’s Disability, continuation of base salary for a period of 12 months after the termination date (50% of base salary for a period of six months in the case of Ms. Lopez-Blanco or Dr. Stanley) and the actual performance bonus, on a pro rata basis, that would have been payable to executive for the fiscal year if executive had not been terminated, and (v) in the case of termination by the executive due to executive’s Poor Health or Death, the executive’s base salary through the termination date, the actual performance bonus, on a pro rata basis, that would have been payable to executive for the fiscal year if executive had not been terminated and a reimbursement for any reasonable business expenses incurred through the date of termination.
(3)	This amount reflects the value of each of the executive’s unvested restricted stock as of December 31, 2014, that would become vested if a specified termination event had occurred on December 31, 2014. In the case of a Change in Control, this accelerated vesting will occur whether or not the executive’s employment is terminated.
(4)	If both a Change in Control occurred and the executive’s employment terminated on December 31, 2014, and the executive received the estimated payments shown in the Change in Control column of this table on that date, those payments would not have resulted in any excess parachute payment under Section 280G of the Code and thus no gross-up payments would have been required with respect to those payments. Whether or not a payment will constitute an “excess parachute payment,” however, depends not only upon the value of the payments that are contingent upon a Change in Control but also upon the average of an executive’s W-2 compensation for the five years immediately prior to the year in which the Change in Control occurs. Thus, facts and circumstances at the time of any Change in Control and termination thereafter, as well as changes in the executive’s compensation history preceding the Change in Control, could materially impact whether and to what extent any excise tax would be imposed and therefore the amount of any gross-up payment.
(5)	If the executive is terminated for Cause then the Company will continue to pay the executive his or her base salary through the termination date plus reimbursement for any reasonable business expenses incurred through the date of termination.
(6)	This amount reflects the value of Dr. Medel’s unvested restricted stock and RSUs as of December 31, 2014, that would become vested if a specified termination event had occurred on December 31, 2014. This amount includes 43,580 RSUs awarded in connection with the execution of Dr. Medel’s Employment Agreement dated August 7, 2011. These RSUs were subject to performance-based vesting requirements. Subsequent to December 31, 2014, the RSUs vested when the Company achieved annualized income from operations (on a trailing four quarters basis), as determined in accordance with GAAP of $525 million. These RSUs would have continued to vest in accordance with their terms if Dr. Medel’s employment had been terminated by him for Good Reason, by the Company without Cause, if Dr. Medel incurred a Disability or was terminated due to Poor Health or death. If Dr. Medel’s employment was terminated due to a Change in Control, then these RSUs would have vested immediately. The RSUs have been included for each triggering event that would have caused vesting.
(7)	If Dr. Medel’s employment is terminated for any reason, the Company will reimburse Dr. Medel for mutually agreed upon lease space and reasonable wages to an administrative assistant for two years from his date of termination. This amount represents the approximate cost of lease space and reasonable wages to an administrative assistant for two years.
(8)	This amount reflects the value of Ms. Lopez-Blanco’s or Dr. Stanley’s unvested restricted stock as of December 31, 2014, that would become vested in the event that Ms. Lopez-Blanco’s or Dr. Stanley’s termination date as a result of a Change in Control occurs within the 12 month period of a Change in Control.

DIRECTOR COMPENSATION

Each non-employee Director receives the following annual compensation for their service: (i) an annual retainer fee of $65,000, payable quarterly, (ii) an annual fee of $7,500 for attendance at meetings, payable quarterly, (iii) an additional annual retainer fee of $50,000, payable quarterly, for the Chairman of the Board of Directors and an additional annual retainer fee of $25,000, payable quarterly, for the Lead Independent Director, (iv) an additional annual retainer fee of $20,000, payable quarterly, for the chair of the Audit Committee, and (v) an additional annual retainer fee of $10,000 per committee, payable quarterly, for the chair of any committee of the Board of Directors other than the Audit Committee. In addition, in June of each year, each non-employee Director is granted restricted stock with a grant date fair value of $127,500, vesting in equal annual installments over a three-year period commencing on the anniversary of the date of grant.

The Board of Directors’ policy for awarding restricted stock also applies to each non-employee Director upon his or her initial appointment to the Board of Directors. The grant date fair value of the award will be $200,000 with a three-year vesting period. We provide grants of equity to our Directors because we believe that it helps foster a long-term perspective and aligns our Directors’ interests with that of our shareholders. MEDNAX also reimburses all of its Directors for out-of-pocket expenses incurred in connection with the rendering of services as a Director.

The following table includes all non-employee Directors who served in 2014. Dr. Medel does not earn additional income for his service as a Director.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation	Total Compensation
Cesar L. Alvarez	$122,500	$127,535	$—	$250,035
Manuel Kadre (3)	$102,153	$127,535	$—	$229,688
Waldemar A. Carlo, M.D.	$72,500	$127,535	$—	$200,035
Michael B. Fernandez	$72,500	$127,535	$—	$200,035
Roger K. Freeman, M.D (4).	$82,500	$127,535	$—	$210,035
Paul G. Gabos	$92,500	$127,535	$—	$220,035
Pascal J. Goldschmidt, M.D.	$82,500	$127,535	$—	$210,035
Donna E. Shalala, Ph.D.	$72,500	$127,535	$—	$200,035
Enrique J. Sosa, Ph.D.	$72,500	$127,535	$—	$200,035

(1)	This column reports the amount of cash compensation earned in 2014 for Board and committee service.
(2)	The amounts in this column reflect the grant-date fair value of the restricted stock awards, calculated in accordance with the accounting guidance for stock-based compensation, but excluding the impact of estimated forfeitures. The following Directors had outstanding stock option awards and restricted stock awards, respectively, at the 2014 fiscal year end: Mr. Alvarez (50,206 and 4,697), Mr. Kadre (78,296 and 4,697), Dr. Carlo (57,122 and 4,697), Mr. Fernandez (58,372 and 4,697), Dr. Freeman (39,538 and 4,697), Mr. Gabos (67,790 and 4,697), Dr. Goldschmidt (49,538 and 4,697), Dr. Shalala (28,634 and 4,697) and Dr. Sosa (57,122 and 4,697).
(3)	The amount for Mr. Kadre includes the cash compensation earned for his role as Lead Independent Director since March 19, 2014, the date on which his service in this capacity began.
(4)	Dr. Freeman retired from the Company’s Board of Directors in May 2015.

SHARE OWNERSHIP INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires MEDNAX’s Directors and executive officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our common stock. Our Directors, executive officers and greater than 10% shareholders are also required by rules promulgated by the Securities and Exchange Commission to furnish MEDNAX with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such reports furnished to MEDNAX, the absence of a Form 3, 4 or 5, or representations from certain reporting persons that no Forms 5 were required, MEDNAX believes that all Section 16(a) filing requirements applicable to its Directors, officers and greater than 10% beneficial owners were complied with during the fiscal year ended December  31, 2014.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information concerning the beneficial ownership of common stock of MEDNAX as of September 10, 2015, for the following:

•	Each person known to us to be a beneficial owner of more than 5% of our outstanding shares of common stock;

•	Each of our Directors;

•	Our Chief Executive Officer and our other NEOs; and

•	All of our Directors and executive officers as a group.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned (2)
	Shares	Percent
BlackRock, Inc. (3)	6,277,330	6.7%
The Vanguard Group (4)	6,253,772	6.7%
T. Rowe Price Associates, Inc. (5)	5,500,596	5.9%
Roger J. Medel, M.D. (6)	1,199,708	1.3%
Cesar L. Alvarez (7)	68,917	*
Karey D. Barker (8)	2,844	*
Waldemar A. Carlo, M.D. (9).	54,017	*
Michael B. Fernandez (10)	90,071	*
Paul G. Gabos (11)	59,585	*
Pascal J. Goldschmidt, M.D. (12).	48,917	*
Manuel Kadre (13)	87,675	*
Donna E. Shalala, Ph.D. (14)	39,063	*
Enrique J. Sosa, Ph.D. (15)	66,501	*
Joseph M. Calabro (16)	198,734	*
Vivian Lopez-Blanco (17)	113,433	*
Michael D. Stanley, M.D. (18)	37,131	*
Karl B. Wagner (19)	108,020	*
All Directors and executive officers as a group (16 persons) (20)	2,232,496	2.4%

*	Less than one percent
(1)	Unless otherwise specified, the address of each of the beneficial owners identified is c/o MEDNAX, Inc., 1301 Concord Terrace, Sunrise, Florida 33323. Each holder is a beneficial owner of common stock of MEDNAX.
(2)	Based on 93,859,240 shares of common stock issued and outstanding as of September 10, 2015. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the

Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under that rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and any shares that the individual or entity has the right to acquire within 60 days of September 10, 2015, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes or table, each individual or entity has sole voting and investment power, or shares such powers with his or her spouse, with respect to the shares shown as beneficially owned.
(3)	Based on a Schedule 13G/A filed with the SEC on February 9, 2015. BlackRock, Inc.’s address is 55 East 52nd Street, New York, New York 10022.
(4)	Based on a Schedule 13G/A filed with the SEC on February 11, 2015. The Vanguard Group’s address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(5)	Based on a Schedule 13G/A filed with the SEC on February 13, 2015. T. Rowe Price Associates, Inc.’s address is 100 E. Pratt Street, Baltimore, Maryland 21202.
(6)	Includes (i) 996,803 shares of common stock directly owned; and (iii) 202,905 shares of unvested restricted stock which Dr. Medel presently has the power to vote.
(7)	Includes (i) 25,388 shares of common stock directly owned, of which 10,000 shares of common stock are jointly held with Mr. Alvarez’ former spouse; (ii) 39,538 shares of common stock subject to options exercisable within 60 days of September 10, 2015, of which Mr. Alvarez’ former spouse has a 50% economic interest with respect to 21,336 of such shares; and (iii) 3,991 shares of unvested restricted stock which Mr. Alvarez presently has the power to vote.
(8)	All shares are unvested restricted stock which Ms. Barker presently has the power to vote.
(9)	Includes (i) 3,572 shares of common stock directly owned; (ii) 46,454 shares of common stock subject to options exercisable within 60 days of September 10, 2015; and (iii) 3,991 shares of unvested restricted stock which Mr. Carlo presently has the power to vote.
(10)	Includes (i) 63,760 shares of common stock directly owned; (ii) 22,320 shares of common stock beneficially owned through a self-directed IRA; and (iii) 3,991 shares of unvested restricted stock which Mr. Fernandez presently has the power to vote.
(11)	Includes (i) 5,388 shares of common stock directly owned; (ii) 50,206 shares of common stock subject to options exercisable within 60 days of September 10, 2015; and (iii) 3,991 shares of unvested restricted stock which Mr. Gabos presently has the power to vote.
(12)	Includes (i) 5,388 shares of common stock directly owned; (ii) 39,538 shares of common stock subject to options exercisable within 60 days of September 10, 2015; and (iii) 3,991 shares of unvested restricted stock which Dr. Goldschmidt presently has the power to vote.
(13)	Includes (i) 5,388 shares of common stock directly owned; (ii) 78,296 shares of common stock subject to options exercisable within 60 days of September 10, 2015; and (iii) 3,991 shares of unvested restricted stock which Mr. Kadre presently has the power to vote.
(14)	Includes (i) 6,438 shares of common stock directly owned; (ii) 28,634 shares of common stock subject to options exercisable within 60 days of September 10, 2015; and (iii) 3,991 shares of unvested restricted stock which Dr. Shalala presently has the power to vote.
(15)	Includes (i) 5,388 shares of common stock directly owned; (ii) 57,122 shares of common stock subject to options exercisable within 60 days of September 10, 2015; and (iii) 3,991 shares of unvested restricted stock which Dr. Sosa presently has the power to vote.
(16)	Includes (i) 75,004 shares of common stock directly owned; (ii) eight shares of common stock directly owned by his wife which were acquired through the Company’s employee stock purchase plans and as to which Mr. Calabro disclaims beneficial ownership; and (iii) 123,722 shares of unvested restricted stock which Mr. Calabro presently has the power to vote.
(17)	Includes (i) 32,942 shares of common stock directly owned; (ii) 3,626 shares of common stock directly owned that were acquired through the Company’s Employee Stock Purchase Plan; (iii) 40,000 shares of common stock subject to options exercisable within 60 days of September 10, 2015; and (iv) 36,865 shares of unvested restricted stock which Ms. Lopez-Blanco presently has the power to vote.
(18)	Includes (i) 10,000 shares of common stock directly owned; and (ii) 27,131 shares of unvested restricted stock which Dr. Stanley presently has the power to vote.

(19)	Includes (i) 45,140 shares of common stock directly owned; (ii) 10,478 shares of common stock beneficially owned by RMMR Properties, L.P., a Delaware limited partnership controlled by Mr. Wagner; (iii) 1,392 shares accumulated through the Company’s 401(k) thrift and profit sharing plans; (iv) 51,010 shares of unvested restricted stock which Mr. Wagner presently has the power to vote.
(20)	Includes (i) 1,290,136 shares of common stock directly owned; (ii) 391,788 shares of common stock subject to options exercisable within 60 days of September 10, 2015; and (iii) 511,406 shares of unvested restricted stock which certain executive officers presently have the power to vote.

OTHER BUSINESS

The Board of Directors knows of no other business to be brought before the special meeting. If, however, any other business should properly come before the special meeting, it is the intention of the persons named in the accompanying proxy card to vote the shares they represent in accordance with the recommendation of MEDNAX’s Board of Directors.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (without exhibits or documents incorporated by reference therein) are available without charge to shareholders upon written request to Investor Relations at 1301 Concord Terrace, Sunrise, Florida 33323, by calling (954) 384-0175 or via the Internet at www.mednax.com.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

As more specifically provided in our Articles of Incorporation, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise properly brought before the meeting by or at the direction of our Board of Directors or by a shareholder entitled to vote who has delivered proper notice to us, together with the information required by our Articles of Incorporation, not less than 120 days nor more than 180 days prior to the first anniversary of the preceding year’s notice of annual meeting.

On May 7, 2015, we held our 2015 Annual Meeting of Shareholders. The date of the notice of the 2015 Annual Meeting of Shareholders was March 26, 2015. Accordingly, any shareholder proposal to be considered at the 2016 Annual Meeting of Shareholders must be properly submitted to us on or before November 21, 2015, but not earlier than September 22, 2015, or such proposal will be considered untimely. A copy of the provision of MEDNAX’s Articles of Incorporation relating to shareholder nominations is available upon request from MEDNAX’s Secretary at 1301 Concord Terrace, Sunrise, Florida 33323. These requirements are separate from the Securities and Exchange Commission’s requirements that a shareholder must meet in order to have a shareholder proposal included in our Proxy Statement for the 2016 Annual Meeting of Shareholders.

Shareholders interested in submitting a proposal for inclusion in our proxy materials for the 2016 Annual Shareholders Meeting may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act and MEDNAX’s Articles of Incorporation. To be eligible for inclusion in such proxy materials, shareholder proposals must be received by our Secretary, at the address noted above, not later than November 21, 2015. No shareholder proposal was properly received for inclusion in this Proxy Statement.

EXHIBIT A

MEDNAX, INC.

1996 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

As Amended and Restated

Effective as of November [●], 2015

1. ADOPTION; PURPOSE

The MEDNAX, Inc. 1996 Non-Qualified Employee Stock Purchase Plan (formerly known as the Pediatrix Medical Group, Inc. 1996 Non-Qualified Employee Stock Purchase Plan) was adopted on April 1, 1996, was subsequently amended and restated in its entirety in accordance with its terms effective as of September 24, 2008, and was assigned to and assumed by MEDNAX, Inc., a Florida corporation (the “Issuer”), and amended and restated effective as of January 1, 2009, and again amended and restated effective as of January 1, 2010, and again amended and restated effective as of November [●], 2015 (as so amended and restated, the “Plan”).

The purpose of the Plan is to encourage ownership of Common Stock (as defined below) by eligible employees of the Issuer and its Subsidiaries and Affiliated Professional Entities (collectively the “Company”), thereby enhancing employee interest in the continued success and progress of the Company.

The Plan provides Eligible Employees (as defined below) with the opportunity to invest in Common Stock at a discounted price through payroll deductions.

2. DEFINITIONS

For purposes of this Plan, the following terms used in this document have the meanings as defined below:

ACCOUNT — a separate account maintained by the Custodian for each Participant which reflects the number of shares of Common Stock purchased under the Plan by such Participant.

AFFILIATED PROFESSIONAL ENTITIES — each entity related to the Issuer through a long-term management contract.

BOARD — the Board of Directors of the Issuer.

BUSINESS DAY — a day on which there is trading on the New York Stock Exchange.

CODE — Internal Revenue Code of 1986, including any amendments.

COMMITTEE — the Compensation Committee of the Board.

COMMON STOCK — common stock, par value $.01 per share (together with attached preferred share purchase rights, if any), of the Issuer.

COMPENSATION — the amount of a Participant’s base wages, overtime, commissions, and cash bonuses, before giving effect to any compensation reductions made in connection with any plans described in Section 401(k) or Section 125 of the Code.

CURRENT S-8 — shall have the meaning set forth in the definition of Purchase Date below.

CUSTODIAN — the entity that is appointed by the Committee or the Board to serve as the custodian under the Plan, or any duly appointed successor.

EFFECTIVE DATE — November [●], 2015.

ELIGIBLE EMPLOYEE — an Employee who is eligible to participate in the Plan in accordance with Section 3 hereof.

EMPLOYEE — an employee of the Company.

ENTRY DATE — the first Business Day occurring on or after each January 1, April 1, July 1 and October 1.

EXCHANGE ACT — The Securities Exchange Act of 1934, as amended.

FAIR MARKET VALUE — the value of a share of Common Stock on any Business Day shall be the closing price for a share of Common Stock as published in the New York Stock Exchange listing for such day; in the event that such prices are not published, the Fair Market Value of a share of Common Stock shall be determined by the Committee.

PARTICIPANT — each Eligible Employee who has elected to have amounts deducted from his or her Compensation to participate in the Plan.

PURCHASE DATE — the April 1, July 1, October 1, and January 1, that immediately follows the last day of a Purchase Period, or if any such date is not a Business Day, the next succeeding Business Day on which it is administratively possible to do the purchase; provided however that unless a Registration Statement on Form S-8 with respect to the shares of Common Stock to be issued and sold under the Plan contains current information in accordance with the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder as determined by the General Counsel of the Company (a “Current S-8”) on the date that otherwise would be a Purchase Date, no purchase shall be made on that date and instead the amounts withheld by payroll deduction shall be carried over into the next Purchase Period and, if and to the extent not withdrawn pursuant to the provisions of this Plan, the Purchase Date for those carried over amounts shall be the fifth Business Day immediately following the date on which a Current S-8 thereafter is first available.

PURCHASE PERIOD — each period beginning on an Entry Date and ending on the last day of each calendar quarter.

PURCHASE PRICE — the Fair Market Value of a share of Common Stock on the Purchase Date, less 15%.

SEC — Securities and Exchange Commission or any successor agency.

2015 PLAN — the MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan.

SUBSIDIARY — any domestic corporation, of which the Issuer owns directly or indirectly 50% or more of the total combined voting power of all classes of stock, and any other entity designated by the Board, that qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

3. ELIGIBILITY

For each Purchase Period beginning on or after January 1, 2010, an Employee shall be eligible to participate in the Plan with respect to that Purchase Period if he or she was an Employee on the Entry Date for that Purchase Period and, on the first day of the calendar month that is two months prior to the Entry Date for that Purchase Period, the Employee is regularly scheduled to work more than 20 hours per week and the Employee’s customary employment is more than five months per calendar year.

Notwithstanding the foregoing, no Employee shall be eligible to participate in the Plan on or after an Entry Date if immediately after the Entry Date, the Employee (or any other person whose stock would be attributed to the Employee pursuant to Section 424(d) of the Code) would own stock and/or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Issuer.

4. PARTICIPATION

Participation in the Plan is voluntary. An Eligible Employee may elect to participate by completing an enrollment form and returning it to the Human Resources Department. The payroll deductions will start as of the first Entry Date that occurs 15 days (or such other period as the Committee shall determine on a uniform and nondiscriminatory basis) or more after the completed enrollment form is received by the Human Resources Department.

Purchase Periods begin on January 1, April 1, July 1, and October 1 of each year so long as the Plan remains in effect. Once an Employee enrolls, he or she will automatically continue participation in subsequent Offering Periods on the same basis, unless he or she elects to change deduction amounts, withdraw, or becomes ineligible.

5. COMMON STOCK AVAILABLE UNDER THE PLAN

Subject to any adjustment described in this Section 5, the maximum number of shares of Common Stock which may be purchased under the Plan subsequent to the Effective Date is 2,500,000, less the number of shares of Common Stock purchased under the 2015 Plan. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of shares of Common Stock other than a regular cash dividend, the maximum number and class of shares of Common Stock that may be purchased by any Participant during any Offering Period, and the purchase price per share of Common Stock, shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being available under this Plan, such fractional security shall be disregarded. Common Stock sold hereunder may be purchased for Participants in the open market (on an exchange or in negotiated transactions) or may be previously acquired treasury shares, authorized and unissued shares, or any combination of shares purchased in the open market, previously acquired treasury shares or authorized and unissued shares.

6. PURCHASES OF COMMON STOCK

On each Purchase Date, whole and fractional shares will be purchased on the open market or from the Company for each Participant with the accumulated Participant payroll deductions through the last day of the immediately preceding Purchase Period. The Purchase Price shall be 85% of the Fair Market Value of a share of Common Stock on the Purchase Date. Additionally, any commission charges relating to the purchase of Common Stock under the Plan will be paid by the Issuer.

In the event that shares of Common Stock are not purchased under the Plan on a Purchase Date because a Current S-8 is not available on that Purchase Date, then the Company shall permit Participants to elect any of the following:

(i) to cease to have any additional payroll deductions made until such time as a Current S-8 is available, but to have any payroll deductions that are not used to purchase shares on the Purchase Date because a Current S-8 is not available on that Purchase Date carried over to the next Purchase Period and used to purchase shares on the fifth Business Day immediately following the date on which a Current S-8 thereafter is first available;

(ii) to withdraw all payroll deductions and cease future payroll deductions until such time as a Current S-8 is available; or

(iii) to continue to have payroll deductions taken and to have any payroll deductions that are not used to purchase shares on the Purchase Date because a Current S-8 is not available on that Purchase Date carried over to the next Purchase Period and used to purchase shares on the fifth Business Day immediately following the date on which a Current S-8 thereafter is first available.

Notwithstanding anything in the second paragraph of Section 8 hereof to the contrary, a Participant who elects to cease payroll deductions during a Purchase Period pursuant to the foregoing clauses (i) or (ii) shall be eligible to participate again in the first Purchase Period that immediately follows the one in which he or she ceased deductions and/or withdrew prior payroll deductions.

7. INVESTING IN THE PLAN

Plan elections for payroll deductions must be in whole percentages or specific dollar amounts. If a Participant elects a specific dollar amount, the minimum election is $25.00 per pay period. If a Participant elects a whole percentage of Compensation, the minimum election is 1% of Compensation per pay period.

Regardless of whether the payroll deductions are made in whole percentages of Compensation or specific dollar amounts, the amount that each Participant may elect to contribute under the Plan shall not exceed $15,000 in any pay period and $25,000 in any calendar year that begins on or after January 1, 2010.

All payroll deductions made for a Participant shall be deposited in the Company’s general corporate accounts, and no interest shall accrue or be credited with respect to a Participant’s payroll deduction. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate or otherwise set apart such payroll deductions from any other corporate funds.

8. CHANGING PAYROLL DEDUCTIONS

A Participant’s elected payroll deduction may be increased or decreased effective with the next Entry Date. The form must be received by Human Resources no later than 15 days (or such other period as the Committee shall determine on a fair and nondiscriminatory basis) prior to the next Entry Date. Changes will not become effective at any time between Entry Dates.

Participants may, however, cease deductions during an Offering Period, provided that the Participant’s election to cease deductions will not apply to any Purchase Period unless it is received by Human Resources no later than the end of the second month of that Purchase Period.

If a Participant ceases deductions during an Offering Period, the deductions already taken will be refunded to the Participant as soon as practicable. The Participant will not be eligible to participate again until the second Entry Date after the date on which he or she withdrew. In order to rejoin the Plan, a new enrollment form must be submitted.

9. RIGHTS AS A SHAREHOLDER

From the initial Purchase Date of shares of Common Stock, and thereafter (unless and until the Participant sells the Common Stock), the Participant shall have all the rights and privileges of a shareholder of the Issuer with respect to the shares of Common Stock purchased by the Participant.

Proxy information will be provided for each shareholders’ meeting, so that each Participant may have his or her full and fractional shares voted according to their instructions.

10. ACCOUNTS

The Custodian will maintain an Account for each Participant. As shares of Common Stock are purchased on the Purchase Date for each Purchase Period, each Participant’s full and fractional shares will be held in his or her Account.

Participants will receive an Account Statement, as soon as administratively possible after the end of each calendar quarter, which will include the number of full and fractional shares purchased for the Participant on the Purchase Date occurring at the end of the calendar quarter, the total number of shares owned by the Participant under the Plan, the cost per share, and the current value of shares held.

11. NO TRANSFER OF RIGHTS

The rights granted under the Plan may not be assigned or transferred under any circumstances.

12. ADMINISTRATION

The Plan is administered by the Committee. The Committee has the authority to interpret the Plan and to establish rules and regulations for its administration, and the decisions with respect to, and interpretations of, the Plan by the Committee shall be final, conclusive and binding upon all Participants. The Committee has the authority to delegate the day-to-day administration of the Plan. The Committee or the Board shall appoint the Custodian and may from time to time remove the Custodian and appoint a successor.

13. SIX-MONTH MINIMUM HOLDING PERIOD AND OTHER RESTRICTIONS ON SALE OF STOCK

Except as otherwise permitted in writing by the Committee, in its sole and absolute discretion (which need not be uniformly applied for all Participants), a Participant who purchases any shares of Common Stock pursuant to the Plan in any Purchase Period that begins on or after January 1, 2009, must hold all of those shares until the earlier of (i) the date that is six months after the Purchase Date for those shares, and (ii) the date of the Participant’s death. In addition, restrictions may apply to the resale of shares of Common Stock by certain officers, and those having similar responsibilities, who are subject to the insider reporting and short-swing profit rules of the SEC. Participants will be responsible to pay any commissions or other fees related to the sale of their stock and certain other fees, negotiated from time to time between the Custodian and the Issuer.

14. SHAREHOLDER APPROVAL

To the extent necessary to comply with Rule 16b-3 of the Exchange Act or other applicable law, the Committee shall obtain approval of the shareholders of the Issuer of any Plan amendment in such a manner and to such a degree as required thereunder.

15. AMENDMENTS

The Committee or the Board may at any time, or from time to time, amend the Plan in any respect, except that, without approval of the shareholders of the Issuer, no amendment may be made (a) increasing the number of shares which may be purchased under the Plan (other than as provided in Section 5 herein), (b) materially increasing the benefits accruing to Participants, or (c) materially modifying the requirements as to eligibility for participation in the Plan.

16. TERMINATION OF THE PLAN

The Plan and all rights hereunder shall terminate on the earliest of (a) the date on which the maximum number of shares of Common Stock available for purchase under the Plan has been purchased; (b) the termination of the Plan by the Committee or the Board; and (c) the effective date of any consolidation or merger in which the Issuer is not the surviving entity, any exchange or conversion of outstanding shares of the Issuer for or into securities of another entity or other consideration, or any complete liquidation of the Issuer.

Any such termination shall not impair any rights that under the Plan shall have vested on or prior to the date of such termination. If at any time the number of shares of Common Stock remaining available for purchase under the Plan is not sufficient to satisfy all then-outstanding purchase rights, the Committee may determine an equitable basis of apportioning available shares of Common Stock among Participants.

Upon termination of the Plan, any payroll deductions that have not been used to purchase Common Stock, certificates for the number of full shares of Common Stock in the Participant’s Account and the cash equivalent for any fractional shares in the Participant’s Account shall be delivered by the Custodian to the Participant or his or her legal representative as soon as practicable following such termination. Such cash equivalent shall be determined by multiplying the fractional share by the Fair Market Value of a share of Common Stock on the day immediately preceding such termination of the Plan.

17. LAWS AND REGULATIONS

Notwithstanding any other provision of the Plan, the rights of Participants to purchase Common Stock hereunder shall be subject to compliance with all applicable Federal, state, and foreign laws, rules and regulations and the rules of each stock exchange upon which the Common Stock is from time to time listed.

The Plan and purchase of Common Stock hereunder shall be subject to additional rules and regulations, not inconsistent with the Plan, that may be promulgated from time to time by the Committee regarding purchases and sales of Common Stock.

18. PARTICIPANT RETIREMENT, TERMINATION OR DEATH

In the event of the Participant’s retirement, termination of employment or death, any payroll deductions that have not been used to purchase Common Stock will be refunded to the Participant or to the Participant’s beneficiary designated on the Participant’s enrollment form. Certificates for the number of full shares of Common Stock and the cash equivalent of any fractional shares held in the Participant’s Account will be distributed in accordance with the Participant’s instructions, or in the case of the Participant’s death, in accordance with the instructions of the beneficiary designated on the Participant’s enrollment form. Such cash equivalent shall be determined by multiplying the fractional share by the Fair Market Value of a share of Common Stock on the Business Day immediately preceding the effective date of such Participant’s retirement, termination of employment or death.

In the event that the Participant has not designated a beneficiary on the Participant’s enrollment form, any cash and certificates for shares of Common Stock will be delivered to the Participant’s estate.

19. EMPLOYMENT

The Plan shall not confer any rights of continued employment upon any employee of the Company.

20. ADDITIONAL RESTRICTIONS OF RULE 16b-3

Persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3 of the Exchange Act or any successor provision. This Plan shall be deemed to contain such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions. In the event that Rule 16b-3 provides specific requirements for the administrators of plans of this type, the Plan shall only be administered by such body and in such a manner as to comply with the applicable requirements of Rule 16b-3.

21. MERGER OR OTHER CORPORATE CHANGE

In the event of a merger or other transaction involving the Issuer in which shares of Common Stock are exchanged for stock, securities, cash or other property, the Plan and the obligation to issue and sell Common

Stock under the Plan shall be assumed or an equivalent purchase right shall be substituted by the successor corporation in such transaction, or a parent or subsidiary of such successor corporation and, in the event of such assumption, shall be deemed to be the Issuer for all purposes of the Plan as if named as such herein. The Board may elect, however, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Purchase Period then in effect by establishing a new purchase date or to cancel the Purchase Period, refund all amounts credited to each Participant’s Account and thereafter terminate the Plan. If the Board shortens the Purchase Period then in effect, the Issuer shall make its best efforts to notify each Participant of such change at least 10 business days prior to the new purchase date, and allow each Participant to elect to receive a cash refund of the deductions from such Participant’s Compensation that have not been used to purchase Common Stock.

EXHIBIT B

MEDNAX, INC.

2015 NON-QUALIFIED STOCK PURCHASE PLAN

Effective as of January 1, 2016

1. ADOPTION; PURPOSE

The MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan (the “Plan”) was adopted on September 14, 2015 and approved by the Issuer’s shareholders on November [●], 2015 at a special meeting of the Issuer’s shareholders, effective as of January 1, 2016.

The purpose of the Plan is to encourage ownership of Common Stock (as defined below) by eligible service providers of MEDNAX, Inc., a Florida corporation (the “Issuer”) and its Subsidiaries and Affiliated Professional Entities (collectively the “Company”), thereby enhancing service provider interest in the continued success and progress of the Company.

The Plan provides Eligible Service Providers (as defined below) with the opportunity to invest in Common Stock at a discounted price through compensation deductions.

2. DEFINITIONS

For purposes of this Plan, the following terms used in this document have the meanings as defined below:

ACCOUNT—a separate account maintained by the Custodian for each Participant which reflects the number of shares of Common Stock purchased under the Plan by such Participant.

AFFILIATED PROFESSIONAL ENTITIES—each entity related to the Issuer through a long-term management contract.

BOARD—the Board of Directors of the Issuer.

BUSINESS DAY—a day on which there is trading on the New York Stock Exchange.

CODE—Internal Revenue Code of 1986, including any amendments.

COMMITTEE—the Compensation Committee of the Board.

COMMON STOCK—common stock, par value $.01 per share (together with attached preferred share purchase rights, if any), of the Issuer.

COMPENSATION—the amount paid by the Company in respect of fees for services provided by a Participant.

CONTRACT ENTITY—has the meaning set forth in the definition of Service Provider below.

CURRENT S-8—shall have the meaning set forth in the definition of Purchase Date below.

CUSTODIAN—the entity that is appointed by the Committee or the Board to serve as the custodian under the Plan, or any duly appointed successor.

ELIGIBLE SERVICE PROVIDER—a Service Provider who is eligible to participate in the Plan in accordance with Section 3 hereof.

EMPLOYEE PLAN—means the Amended and Restated MEDNAX, Inc. 1996 Non-Qualified Employee Stock Purchase Plan, as the same may be further amended or amended and restated from time to time.

ENTRY DATE—the first Business Day occurring on or after each January 1, April 1, July 1 and October 1.

EXCHANGE ACT—The Securities Exchange Act of 1934, as amended.

FAIR MARKET VALUE—the value of a share of Common Stock on any Business Day shall be the closing price for a share of Common Stock as published in the New York Stock Exchange listing for such day; in the event that such prices are not published, the Fair Market Value of a share of Common Stock shall be determined by the Committee.

PARTICIPANT—each Eligible Service Provider who has elected to have amounts deducted from the Compensation paid to such Service Provider or the Contract Entity of such Service Provider in order to participate in the Plan.

PURCHASE DATE—the April 1, July 1, October 1, and January 1, that immediately follows the last day of a Purchase Period, or if any such date is not a Business Day, the next succeeding Business Day on which it is administratively possible to do the purchase; provided however that unless a Registration Statement on Form S-8 with respect to the shares of Common Stock to be issued and sold under the Plan contains current information in accordance with the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder as determined by the General Counsel of the Company (a “Current S-8”) on the date that otherwise would be a Purchase Date, no purchase shall be made on that date and instead the amounts withheld by compensation deduction shall be carried over into the next Purchase Period and, if and to the extent not withdrawn pursuant to the provisions of this Plan, the Purchase Date for those carried over amounts shall be the fifth Business Day immediately following the date on which a Current S-8 thereafter is first available.

PURCHASE PERIOD—each period beginning on an Entry Date and ending on the last day of each calendar quarter.

PURCHASE PRICE—the Fair Market Value of a share of Common Stock on the Purchase Date, less 10%.

SEC—Securities and Exchange Commission or any successor agency.

SERVICE PROVIDER—Subject to such other eligibility criteria as the Compensation Committee may set in the future, any natural person who is not an employee of the Company and who provides services to the Company either (i) directly as an independent contractor or (ii) on behalf of an entity that is wholly-owned by such natural person and which entity has entered into a contract with the Company to provide such services (a “Contract Entity”), provided that in either such case (i) or (ii) above, such natural person (A) renders bona fide services that are not in connection with the offer and sale of securities in a capital-raising transaction, (B) does not directly or indirectly promote or maintain a market for the Company’s securities and (C) otherwise qualifies as under the applicable rules of the SEC for registration of securities on a Form S-8 registration statement.

SUBSIDIARY—any domestic corporation, of which the Issuer owns directly or indirectly 50% or more of the total combined voting power of all classes of stock, and any other entity designated by the Board, that qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

3. ELIGIBILITY

A Service Provider shall be eligible to participate in the Plan with respect to those Purchase Periods for which he or she is approved by the Committee to participate. The Committee may delegate its authority to select eligible Service Providers to one or more officers of the Issuer, in the Committee’s sole and absolute discretion.

Any such approval may be revoked by the Committee (or delegate) in its (or his or her) sole and absolute discretion and upon such revocation, the affected Service Provider will no longer be eligible to participate in the Plan to the extent set forth in a written notice to such Service Provider setting forth such revocation.

Notwithstanding the foregoing, no Service Provider shall be eligible to participate in the Plan on or after an Entry Date if immediately after the Entry Date, the Service Provider (or any other person whose stock would be attributed to the Service Provider pursuant to Section 424(d) of the Code) would own stock and/or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Issuer.

4. PARTICIPATION

Participation in the Plan is voluntary. An Eligible Service Provider may elect to participate by completing an enrollment form and returning it to the Human Resources Department. The compensation deductions will start as of the first Entry Date that occurs 15 days (or such other period as the Committee shall determine on a uniform and nondiscriminatory basis) or more after the completed enrollment form is received by the Human Resources Department.

Purchase Periods begin on January 1, April 1, July 1, and October 1 of each year so long as the Plan remains in effect. Once a Service Provider enrolls, he or she will automatically continue participation in subsequent Offering Periods on the same basis, unless he or she elects to change deduction amounts, withdraw, or becomes ineligible.

5. COMMON STOCK AVAILABLE UNDER THE PLAN

Subject to any adjustment described in this Section 5, the maximum number of shares of Common Stock which may be purchased under the Plan is 2,500,000, less the number of shares of Common Stock purchased under the Employee Plan subsequent to November [●], 2015. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of shares of Common Stock other than a regular cash dividend, the maximum number and class of shares of Common Stock that may be purchased by any Participant during any Offering Period, and the purchase price per share of Common Stock, shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being available under this Plan, such fractional security shall be disregarded. Common Stock sold hereunder may be purchased for Participants in the open market (on an exchange or in negotiated transactions) or may be previously acquired treasury shares, authorized and unissued shares, or any combination of shares purchased in the open market, previously acquired treasury shares or authorized and unissued shares.

6. PURCHASES OF COMMON STOCK

On each Purchase Date, whole and fractional shares will be purchased on the open market or from the Company for each Participant with the accumulated Participant compensation deductions through the last day of the immediately preceding Purchase Period. The Purchase Price shall be 90% of the Fair Market Value of a share of Common Stock on the Purchase Date. Additionally, any commission charges relating to the purchase of Common Stock under the Plan will be paid by the Issuer.

In the event that shares of Common Stock are not purchased under the Plan on a Purchase Date because a Current S-8 is not available on that Purchase Date, then the Company shall permit Participants to elect any of the following:

(i) to cease to have any additional compensation deductions made until such time as a Current S-8 is available, but to have any compensation deductions that are not used to purchase shares on the Purchase Date because a Current S-8 is not available on that Purchase Date carried over to the next Purchase Period and used to purchase shares on the fifth Business Day immediately following the date on which a Current S-8 thereafter is first available;

(ii) to withdraw all compensation deductions and cease future compensation deductions until such time as a Current S-8 is available; or

(iii) to continue to have compensation deductions taken and to have any compensation deductions that are not used to purchase shares on the Purchase Date because a Current S-8 is not available on that Purchase Date carried over to the next Purchase Period and used to purchase shares on the fifth Business Day immediately following the date on which a Current S-8 thereafter is first available.

Notwithstanding anything in the second paragraph of Section 8 hereof to the contrary, a Participant who elects to cease compensation deductions during a Purchase Period pursuant to the foregoing clauses (i) or (ii) shall be eligible to participate again in the first Purchase Period that immediately follows the one in which he or she ceased deductions and/or withdrew prior compensation deductions.

7. INVESTING IN THE PLAN

Plan elections for compensation deductions must be in whole percentages or specific dollar amounts. If a Participant elects a specific dollar amount, the minimum election is $25.00 per pay period. If a Participant elects a whole percentage of Compensation, the minimum election is 1% of Compensation per pay period.

Regardless of whether the compensation deductions are made in whole percentages of Compensation or specific dollar amounts, the amount that each Participant may elect to contribute under the Plan shall not exceed $15,000 in any pay period and $25,000 in any calendar year.

All compensation deductions made for a Participant shall be deposited in the Company’s general corporate accounts, and no interest shall accrue or be credited with respect to a Participant’s compensation deduction. All compensation deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate or otherwise set apart such compensation deductions from any other corporate funds.

8. CHANGING COMPENSATION DEDUCTIONS

A Participant’s elected compensation deduction may be increased or decreased effective with the next Entry Date. The form must be received by Human Resources no later than 15 days (or such other period as the Committee shall determine on a fair and nondiscriminatory basis) prior to the next Entry Date. Changes will not become effective at any time between Entry Dates.

Participants may, however, cease deductions during an Offering Period, provided that the Participant’s election to cease deductions will not apply to any Purchase Period unless it is received by Human Resources no later than the end of the second month of that Purchase Period.

If a Participant ceases deductions during an Offering Period, the deductions already taken will be refunded to the Participant as soon as practicable. The Participant will not be eligible to participate again until the second Entry Date after the date on which he or she withdrew. In order to rejoin the Plan, a new enrollment form must be submitted.

9. RIGHTS AS A SHAREHOLDER

From the initial Purchase Date of shares of Common Stock, and thereafter (unless and until the Participant sells the Common Stock), the Participant shall have all the rights and privileges of a shareholder of the Issuer with respect to the shares of Common Stock purchased by the Participant.

Proxy information will be provided for each shareholders’ meeting, so that each Participant may have his or her full and fractional shares voted according to their instructions.

10. ACCOUNTS

The Custodian will maintain an Account for each Participant. As shares of Common Stock are purchased on the Purchase Date for each Purchase Period, each Participant’s full and fractional shares will be held in his or her Account.

Participants will receive an Account Statement, as soon as administratively possible after the end of each calendar quarter, which will include the number of full and fractional shares purchased for the Participant on the Purchase Date occurring at the end of the calendar quarter, the total number of shares owned by the Participant under the Plan, the cost per share, and the current value of shares held.

11. NO TRANSFER OF RIGHTS

The rights granted under the Plan may not be assigned or transferred under any circumstances.

12. ADMINISTRATION

The Plan is administered by the Committee. The Committee has the authority to interpret the Plan and to establish rules and regulations for its administration, and the decisions with respect to, and interpretations of, the Plan by the Committee shall be final, conclusive and binding upon all Participants. The Committee has the authority to delegate the day-to-day administration of the Plan. The Committee or the Board shall appoint the Custodian and may from time to time remove the Custodian and appoint a successor.

13. SIX-MONTH MINIMUM HOLDING PERIOD AND OTHER RESTRICTIONS ON SALE OF STOCK

Except as otherwise permitted in writing by the Committee, in its sole and absolute discretion (which need not be uniformly applied for all Participants), a Participant who purchases any shares of Common Stock pursuant to the Plan in any Purchase Period, must hold all of those shares until the earlier of (i) the date that is six months after the Purchase Date for those shares, and (ii) the date of the Participant’s death, if applicable. In addition, restrictions may apply to the resale of shares of Common Stock by certain officers, and those having similar responsibilities, who are subject to the insider reporting and short-swing profit rules of the SEC. Participants will be responsible to pay any commissions or other fees related to the sale of their stock and certain other fees, negotiated from time to time between the Custodian and the Issuer.

14. SHAREHOLDER APPROVAL

To the extent necessary to comply with Rule 16b-3 of the Exchange Act or other applicable law, the Committee shall obtain approval of the shareholders of the Issuer of any Plan amendment in such a manner and to such a degree as required thereunder.

15. AMENDMENTS

The Committee or the Board may at any time, or from time to time, amend the Plan in any respect, except that, without approval of the shareholders of the Issuer, no amendment may be made (a) increasing the number of shares which may be purchased under the Plan (other than as provided in Section 5 herein), (b) materially increasing the benefits accruing to Participants, or (c) materially modifying the requirements as to eligibility for participation in the Plan.

16. TERMINATION OF THE PLAN

The Plan and all rights hereunder shall terminate on the earliest of (a) the date on which the maximum number of shares of Common Stock available for purchase under the Plan has been purchased; (b) the termination of the Plan by the Committee or the Board; and (c) the effective date of any consolidation or merger in which the Issuer is not the surviving entity, any exchange or conversion of outstanding shares of the Issuer for or into securities of another entity or other consideration, or any complete liquidation of the Issuer.

Any such termination shall not impair any rights that under the Plan shall have vested on or prior to the date of such termination. If at any time the number of shares of Common Stock remaining available for purchase under the Plan is not sufficient to satisfy all then-outstanding purchase rights, the Committee may determine an equitable basis of apportioning available shares of Common Stock among Participants.

Upon termination of the Plan, any compensation deductions that have not been used to purchase Common Stock, certificates for the number of full shares of Common Stock in the Participant’s Account and the cash equivalent for any fractional shares in the Participant’s Account shall be delivered by the Custodian to the Participant or his or her legal representative as soon as practicable following such termination. Such cash equivalent shall be determined by multiplying the fractional share by the Fair Market Value of a share of Common Stock on the day immediately preceding such termination of the Plan.

17. LAWS AND REGULATIONS

Notwithstanding any other provision of the Plan, the rights of Participants to purchase Common Stock hereunder shall be subject to compliance with all applicable Federal, state, and foreign laws, rules and regulations and the rules of each stock exchange upon which the Common Stock is from time to time listed.

The Plan and purchase of Common Stock hereunder shall be subject to additional rules and regulations, not inconsistent with the Plan that may be promulgated from time to time by the Committee regarding purchases and sales of Common Stock.

18. PARTICIPANT RETIREMENT, TERMINATION OR DEATH

In the event of the Participant’s termination of service or death, if applicable, any compensation deductions that have not been used to purchase Common Stock will be refunded to the Participant or to the Participant’s beneficiary designated on the Participant’s enrollment form. Certificates for the number of full shares of Common Stock and the cash equivalent of any fractional shares held in the Participant’s Account will be distributed in accordance with the Participant’s instructions, or in the case of the Participant’s death, in accordance with the instructions of the beneficiary designated on the Participant’s enrollment form. Such cash equivalent shall be determined by multiplying the fractional share by the Fair Market Value of a share of Common Stock on the Business Day immediately preceding the effective date of such Participant’s termination of service or death, if applicable.

In the event that the Participant has not designated a beneficiary on the Participant’s enrollment form, any cash and certificates for shares of Common Stock will be delivered to the Participant’s estate.

19. SERVICE

The Plan shall not confer upon any Service Provider (i) employment status or any rights as an employee of the Company or (ii) any rights of continued service as an independent contractor of the Company.

20. ADDITIONAL RESTRICTIONS OF RULE 16b-3

Persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3 of the Exchange Act or any successor provision. This Plan shall be deemed to contain such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions. In the event that Rule 16b-3 provides specific requirements for the administrators of plans of this type, the Plan shall only be administered by such body and in such a manner as to comply with the applicable requirements of Rule 16b-3.

21. MERGER OR OTHER CORPORATE CHANGE

In the event of a merger or other transaction involving the Issuer in which shares of Common Stock are exchanged for stock, securities, cash or other property, the Plan and the obligation to issue and sell Common Stock under the Plan shall be assumed or an equivalent purchase right shall be substituted by the successor corporation in such transaction, or a parent or subsidiary of such successor corporation and, in the event of such assumption, shall be deemed to be the Issuer for all purposes of the Plan as if named as such herein. The Board may elect, however, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Purchase Period then in effect by establishing a new purchase date or to cancel the Purchase Period, refund all amounts credited to each Participant’s Account and thereafter terminate the Plan. If the Board shortens the Purchase Period then in effect, the Issuer shall make its best efforts to notify each Participant of such change at least 10 business days prior to the new purchase date, and allow each Participant to elect to receive a cash refund of the deductions from such Participant’s Compensation that have not been used to purchase Common Stock.

1301 Concord Terrace

Sunrise, Florida 33323-2825

MEDNAX, INC. 1301 CONCORD TERRACE SUNRISE, FL 33323-2825

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M96533-S36732-Z66398 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEDNAX, INC.

The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain

1.	To approve the proposed Amended and Restated MEDNAX, Inc. 1996 Non-Qualified Employee Stock Purchase Plan, which is being amended and restated to increase the number of shares of our common stock reserved for issuance thereunder.						☐	☐	☐

2.	To approve the creation of the MEDNAX, Inc. 2015 Non-Qualified Stock Purchase Plan, which is being proposed to enable MEDNAX’s eligible independent contractors to invest in MEDNAX through purchases of MEDNAX common stock at a favorable price through deductions from payments made for independent contractor services.						☐	☐	☐

For Address Changes/Comments, please check this box and write them on the back where indicated.				☐
Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

M96534-S36732-Z66398

MEDNAX, INC.

Special Meeting of Shareholders

November 3, 2015 10:00 AM EST

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Roger J. Medel, M.D., Dominic J. Andreano and Vivian Lopez-Blanco, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot and upon such other business as may properly come before the meeting, all of the shares of Common Stock of MEDNAX, Inc. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 10:00 AM, EST, on Tuesday, November 3, 2015, at the Bonaventure Resort & Spa, 250 Racquet Club Road, Weston, FL 33326, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side